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                                                        EXHIBIT 4.1














                            ANHEUSER-BUSCH DEFERRED INCOME
                           STOCK PURCHASE AND SAVINGS PLAN
                              (FOR CERTAIN EMPLOYEES OF
                     CAMPBELL TAGGART, INC. AND ITS SUBSIDIARIES)


















                                Effective July 1, 1994












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                                  TABLE OF CONTENTS

                            Anheuser-Busch Deferred Income
                           Stock Purchase and Savings Plan
                              (For Certain Employees of
                     Campbell Taggart, Inc. and its Subsidiaries)


          ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . .   1
              ESTABLISHMENT OF PLAN . . . . . . . . . . . . . . . . . .   1
                  1.1.   Action By Company  . . . . . . . . . . . . . .   1
                  1.2.   Named Plan Fiduciaries . . . . . . . . . . . .   1

          ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . .   2
              DEFINITIONS OF GENERAL APPLICABILITY AND RULES OF
                  CONSTRUCTION  . . . . . . . . . . . . . . . . . . . .   2
                  2.1.   "Account"  . . . . . . . . . . . . . . . . . .   2
                  2.2.   "After-Tax Contributions"  . . . . . . . . . .   2
                  2.3.   "Before-Tax Contributions" . . . . . . . . . .   2
                  2.4.   "Beneficiary"  . . . . . . . . . . . . . . . .   2
                  2.5.   "Base Pay" . . . . . . . . . . . . . . . . . .   2
                  2.6.   "Board"  . . . . . . . . . . . . . . . . . . .   4
                  2.7.   "Closing Price"  . . . . . . . . . . . . . . .   4
                  2.8.   "Code" . . . . . . . . . . . . . . . . . . . .   4
                  2.9.   "Committee"  . . . . . . . . . . . . . . . . .   4
                  2.10.  "Company"  . . . . . . . . . . . . . . . . . .   4
                  2.11.  "Company Matching Contributions" . . . . . . .   4
                  2.12.  "Company Stock Fund" . . . . . . . . . . . . .   4
                  2.13.  "Company Year" . . . . . . . . . . . . . . . .   4
                  2.14.  "Effective Date" . . . . . . . . . . . . . . .   4
                  2.15.  "Eligible Employee"  . . . . . . . . . . . . .   4
                  2.16.  "Employee" . . . . . . . . . . . . . . . . . .   4
                  2.17.  "Employing Companies"  . . . . . . . . . . . .   5
                  2.18.  "Equity Index Fund"  . . . . . . . . . . . . .   5
                  2.19.  "ERISA"  . . . . . . . . . . . . . . . . . . .   5
                  2.20.  "Fund" . . . . . . . . . . . . . . . . . . . .   5
                  2.21.  "Highly Compensated Employee"  . . . . . . . .   5
                  2.22.  "Hour of Service"  . . . . . . . . . . . . . .   7
                  2.23.  "Indexed Balanced Fund"  . . . . . . . . . . .   9
                  2.24.  "Investment Fund"  . . . . . . . . . . . . . .   9
                  2.25.  "Managed Balanced Fund"  . . . . . . . . . . .   9
                  2.26.  "Mean Price" . . . . . . . . . . . . . . . . .   9
                  2.27.  "Medium-Term Fixed Income Fund"  . . . . . . .   9
                  2.28.  "Non-Highly Compensated Employee"  . . . . . .  10
                  2.29.  "Participant"  . . . . . . . . . . . . . . . .  10
                  2.30.  "Participating Employer" . . . . . . . . . . .  10
                  2.31.  "Personal Contributions" . . . . . . . . . . .  10
                  2.32.  "Plan" . . . . . . . . . . . . . . . . . . . .  10
                  2.33.  "Plan Year"  . . . . . . . . . . . . . . . . .  10
                  2.34.  "Processing Period"  . . . . . . . . . . . . .  10
                  2.35.  "Related Plans"  . . . . . . . . . . . . . . .  10
                  2.36.  "Share"  . . . . . . . . . . . . . . . . . . .  11
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                  2.37.  "Short-Term Fixed Income Fund" . . . . . . . .  11
                  2.38.  "Subsidiary" . . . . . . . . . . . . . . . . .  11
                  2.39.  "Taxable Compensation" . . . . . . . . . . . .  11
                  2.40.  "Trust Agreement"  . . . . . . . . . . . . . .  11
                  2.41.  "Trustee"  . . . . . . . . . . . . . . . . . .  11

          ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . .  11
              ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . .  11
                  3.1.   Eligibility  . . . . . . . . . . . . . . . . .  11
                  3.2.   Becoming a Participant . . . . . . . . . . . .  12
                  3.3.   Reemployment Following a Break in Service  . .  12
                  3.4.   Year of Service; Break in Service  . . . . . .  12
                  3.5.   Transfers of Participants and Lay-Offs . . . .  13

          ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . .  14
              MATCHED CONTRIBUTIONS . . . . . . . . . . . . . . . . . .  14
                  4.1.   Before-Tax Matched Contributions . . . . . . .  14
                  4.2.   After-Tax Matched Contributions  . . . . . . .  14
                  4.3.   Limitation on Total Matched Contributions  . .  14

          ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . .  15
              UNMATCHED CONTRIBUTIONS . . . . . . . . . . . . . . . . .  15
                  5.1.   Contributions Permitted  . . . . . . . . . . .  15
                  5.2.   Before-Tax Unmatched Contributions . . . . . .  15
                  5.3.   After-Tax Unmatched Contributions  . . . . . .  15
                  5.4.   Limitation on Total Unmatched Contributions  .  15

          ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . .  15
              COMPANY CONTRIBUTIONS . . . . . . . . . . . . . . . . . .  15
                  6.1.   Required Contributions . . . . . . . . . . . .  15
                  6.2.   Contribution Rate For Company Matching
                         Contributions  . . . . . . . . . . . . . . . .  16
                  6.3.   Payment and Payment Date . . . . . . . . . . .  16
                  6.4.   Allocation to Participants' Accounts . . . . .  16

          ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . .  16
              PROCEDURES AND LIMITATIONS ON PERSONAL CONTRIBUTIONS AND
                  ELECTIONS . . . . . . . . . . . . . . . . . . . . . .  16
                  7.1.   Election Procedures  . . . . . . . . . . . . .  16
                  7.2.   Special Dollar Limitation On Before-Tax
                         Contributions  . . . . . . . . . . . . . . . .  17
                  7.3.   Required Adjustment of Before-Tax Personal
                         Contributions  . . . . . . . . . . . . . . . .  18
                  7.4.   Required Adjustment of After-Tax and Company
                         Matching Contributions . . . . . . . . . . . .  19
                  7.5.   Suspension and Reinstatement of Matched
                         Personal Contributions Withdrawal  . . . . . .  21
                  7.6.   Payroll Deductions . . . . . . . . . . . . . .  22




                                         -ii-
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          ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . .  22
              INVESTMENT OF CONTRIBUTIONS . . . . . . . . . . . . . . .  22
                  8.1.   Investment of Company Matching Contributions .  22
                  8.2.   Investment of the Matched Contributions Part
                         of an Account  . . . . . . . . . . . . . . . .  22
                  8.3.   Investment of the Unmatched Contributions Part
                         of an Account  . . . . . . . . . . . . . . . .  22
                  8.4.   A Participant's Investment Direction for
                         Current Contributions  . . . . . . . . . . . .  23
                  8.5.   A Participant's Investment Direction for
                         Accumulated Account Balances . . . . . . . . .  23
                  8.6.   Special Diversification After Attainment of
                         Age 55 . . . . . . . . . . . . . . . . . . . .  23
                  8.7.   The Company Stock Fund . . . . . . . . . . . .  23
                  8.8.   The Short-Term Fixed Income Fund . . . . . . .  24
                  8.9.   The Medium-Term Fixed Income Fund  . . . . . .  25
                  8.10.  The Equity Index Fund  . . . . . . . . . . . .  25
                  8.11.  The Indexed Balance Fund . . . . . . . . . . .  26
                  8.12.  The Managed Balanced Fund  . . . . . . . . . .  27
                  8.13.  Earnings, etc. . . . . . . . . . . . . . . . .  27
                  8.14.  Reports to Participants  . . . . . . . . . . .  28
                  8.15.  Voting of Shares . . . . . . . . . . . . . . .  28
                  8.16.  Tendering of Shares and Rights . . . . . . . .  29
                  8.17.  Plan Mergers . . . . . . . . . . . . . . . . .  30

          ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . .  30
              MAINTENANCE AND VALUATION OF ACCOUNTS . . . . . . . . . .  30
                  9.1.   Separate Accounts  . . . . . . . . . . . . . .  30
                  9.2.   Company Stock Fund Portion . . . . . . . . . .  31
                  9.3.   Other Investment Fund Portions . . . . . . . .  32
                  9.4.   Transfers Between Funds  . . . . . . . . . . .  33
                  9.5.   Valuation of the Fund  . . . . . . . . . . . .  33
                  9.6.   Effect of Valuations . . . . . . . . . . . . .  33
                  9.7.   No Liability for Fluctuations in Value . . . .  34
                  9.8.   Adjustments to Accounts  . . . . . . . . . . .  34
                  9.9.   Ordering of Distributions  . . . . . . . . . .  35
                  9.10.  Special Valuation of Company Stock in
                         Extraordinary Circumstances  . . . . . . . . .  35

          ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              VESTING . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  10.1.  Amounts Contributed by the Participant . . . .  35
                  10.2.  Company Matching Contributions . . . . . . . .  35
                  10.3.  Vesting Rules  . . . . . . . . . . . . . . . .  35
                  10.4.  Change in Control of Anheuser-Busch Companies,
                         Inc. . . . . . . . . . . . . . . . . . . . . .  37

          ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . .  38
              DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .  38
                  11.1.  Distributions Upon Termination of Employment .  38
                  11.2.  Time and Method of Distribution  . . . . . . .  38
                  11.3.  Eligible Rollover Distributions  . . . . . . .  41
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                  11.4.  Determination of Disability  . . . . . . . . .  41
                  11.5.  Transfer of Accounts . . . . . . . . . . . . .  41
                  11.6.  Early Distribution under Domestic Relations
                         Order  . . . . . . . . . . . . . . . . . . . .  41
                  11.7.  Absolute Right to Receive Stock Distribution .  42

          ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . .  42
              WITHDRAWALS WHILE EMPLOYED  . . . . . . . . . . . . . . .  42
                  12.1.  Elective Right to Make Certain Withdrawals . .  42
                  12.2.  Protected Withdrawal Rights  . . . . . . . . .  43
                  12.3.  Withdrawal Procedure . . . . . . . . . . . . .  43
                  12.4.  Frequency of Withdrawals . . . . . . . . . . .  43

          ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . .  44
              HARDSHIP WITHDRAWALS  . . . . . . . . . . . . . . . . . .  44
                   13.1. Eligibility and Procedure  . . . . . . . . . .  44

          ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . .  45
              LOANS TO PARTICIPANTS . . . . . . . . . . . . . . . . . .  45
                  14.l.  Procedure and Terms  . . . . . . . . . . . . .  45

          ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . .  47
              DESIGNATION OF A BENEFICIARY  . . . . . . . . . . . . . .  47
                  15.1.  Procedure and Effect . . . . . . . . . . . . .  47
                  15.2.  Renunciation of Death Benefit  . . . . . . . .  50

          ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . .  50
              LOST DISTRIBUTEES . . . . . . . . . . . . . . . . . . . .  50
                  16.1.  Disposition of Accounts Payable to Persons Who
                         Cannot Be Located  . . . . . . . . . . . . . .  50
                  16.2.  Efforts To Locate Distributees . . . . . . . .  51

          ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . .  51
              AMENDMENT OR TERMINATION  . . . . . . . . . . . . . . . .  51
                  17.1.  Amendment  . . . . . . . . . . . . . . . . . .  51
                  17.2.  Termination  . . . . . . . . . . . . . . . . .  52
                  17.3.  Disposition of Assets on Termination . . . . .  53
                  17.4.  Effect of Termination by the Company . . . . .  54

          ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . .  54
              ADMINISTRATIVE COMMITTEE  . . . . . . . . . . . . . . . .  54
                  18.1.  Appointment  . . . . . . . . . . . . . . . . .  54
                  18.2.  Organization . . . . . . . . . . . . . . . . .  54
                  18.3.  Powers . . . . . . . . . . . . . . . . . . . .  55
                  18.4.  Forms and Procedures . . . . . . . . . . . . .  56
                  18.5.  Meetings . . . . . . . . . . . . . . . . . . .  57
                  18.6.  Records  . . . . . . . . . . . . . . . . . . .  57
                  18.7.  Applications for Benefits; Appeal From Denial
                         of Benefits  . . . . . . . . . . . . . . . . .  57
                  18.8.  Liability of Committee . . . . . . . . . . . .  58


                                         -iv-
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          ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . .  59
              PROHIBITION AGAINST VOLUNTARY OR INVOLUNTARY ASSIGNMENTS   59
                  19.1.  No Liability for Participants' Debts . . . . .  59

          ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . .  60
              COMPETENCY OF DISTRIBUTEES  . . . . . . . . . . . . . . .  60
                  20.1.  Distributees Presumed Competent  . . . . . . .  60
                  20.2.  Facility of Payment  . . . . . . . . . . . . .  60

          ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . .  61
              BECOMING A PARTICIPATING EMPLOYER . . . . . . . . . . . .  61
                  21.1.  Authorization and Procedure  . . . . . . . . .  61
                  21.2.  Effect of Being a Participating Employer . . .  61
                  21.3.  Pooled Funds . . . . . . . . . . . . . . . . .  61
                  21.4.  Costs and Expenses . . . . . . . . . . . . . .  62
                  21.5.  Adoption of Plan Conditional . . . . . . . . .  62

          ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . .  62
              LIMITATIONS APPLICABLE TO ALL CONTRIBUTIONS TO THIS PLAN   62
                  22.1.  Special Limitation on Annual Additions For Any
                         Participant For Any Year . . . . . . . . . . .  62

          ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . .  63
              SPECIAL RULES FOR YEARS WHEN PLAN IS TOP-HEAVY  . . . . .  63
                  23.1.  Special Definitions and Rules of Construction   63
                  23.2.  Special Rules Applicable to Top-Heavy Years  .  66
                  23.3.  Operating Rules  . . . . . . . . . . . . . . .  67

          ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . .  67
              MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .  67
                  24.1.  Return of Contributions  . . . . . . . . . . .  67
                  24.2.  Limitations of Liability and Rights  . . . . .  68
                  24.3.  General Administration and Expenses  . . . . .  68
                  24.4.  Notice of Address  . . . . . . . . . . . . . .  69
                  24.5.  Data . . . . . . . . . . . . . . . . . . . . .  69
                  24.6.  Trust Agreement Related  . . . . . . . . . . .  69
                  24.7.  Severability Clause  . . . . . . . . . . . . .  69
                  24.8.  Situs  . . . . . . . . . . . . . . . . . . . .  69
                  24.9.  Succession . . . . . . . . . . . . . . . . . .  69
                  24.10. Execution  . . . . . . . . . . . . . . . . . .  69
                  24.11. Merger of Plan or Transfer of Trust Assets . .  70
                  24.12. Miscellaneous Rules of Construction  . . . . .  70
                  24.13. Delayed Payments . . . . . . . . . . . . . . .  70
                  24.14. Mistakes in Benefit Payments . . . . . . . . .  70

                            ANHEUSER-BUSCH DEFERRED INCOME
                           STOCK PURCHASE AND SAVINGS PLAN
                              (FOR CERTAIN EMPLOYEES OF
                     CAMPBELL TAGGART, INC. AND ITS SUBSIDIARIES)

                                      ARTICLE I

                                ESTABLISHMENT OF PLAN


               1.1. Action By Company. Campbell Taggart, Inc. does hereby adopt this Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (for Certain Employees of Campbell Taggart, Inc. and its Subsidiaries), effective July 1, 1994.

          The Plan is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, designed to invest primarily in "qualifying employer securities" as defined in Sections 4975(e)(8) and 409(l) of the Code and further is intended to constitute a cash or deferred arrangement pursuant to
          Section 401(k) of the Code.

               1.2. Named Plan Fiduciaries. The authority to control and manage the operation and administration of this Plan, and, generally, the investment of its funds, shall be vested in the Plan's named fiduciaries. The Plan's named fiduciaries are the Company, as Plan Sponsor and Plan Administrator, the Trustee, and, for certain limited purposes, Participants. As Plan Sponsor, the Company shall have the right to amend the Plan, to designate the Plan's named fiduciaries, and to exercise all fiduciary functions necessary to the operation of the Plan except those which are assigned to another named fiduciary under this Plan. As Plan Administrator, the Company shall have the authority and responsibility for the general administration of the Plan, including discretionary authority to determine eligibility for benefits and to construe the terms thereof. The Company shall have the right to appoint an Administrative Committee to exercise such authority and responsibility. The Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Trust by which the Plan is funded, subject to and in accordance with the provisions hereof and of the separate Trust Agreement, and subject to the rights of Participants to direct the investment of their Accounts as permitted hereby. For purposes of voting Shares as to which no instructions have been received by the Trustee, as described in Section 8.15, the Participants shall be deemed named fiduciaries.

          The rights and responsibilities of each named fiduciary shall be exercised severally and not jointly, but any party may serve in more than one fiduciary capacity with respect to the Plan.

                                      ARTICLE II

            DEFINITIONS OF GENERAL APPLICABILITY AND RULES OF CONSTRUCTION

               2.1. "Account". The separate record of the interest of each Participant in this Plan which will be established in accordance with Section 9.1.

               2.2. "After-Tax Contributions". A Participant's Personal Contributions which are not subject to deduction or exclusion from gross income for federal income tax purposes. After-Tax Contributions are of two types:

                       (a) "After-Tax Matched Contributions", which are Personal Contributions for which a Company Matching Contribution will be made; and

                       (b) "After-Tax Unmatched Contributions", which are Personal Contributions for which no Company Matching Contribution will be made.

               2.3. "Before-Tax Contributions". A Participant's Personal Contributions which are properly excluded from gross income pursuant to Section 401(k) of the Code. Before-Tax Contributions are of two types:

                       (a) "Before-Tax Matched Contributions", which are Personal Contributions for which a Company Matching Contribution will be made; and

                       (b) "Before-Tax Unmatched Contributions", which are Personal Contributions for which no Company Matching Contribution will be made.

               2.4. "Beneficiary". Any person designated by a Participant pursuant to Article XV to receive benefits hereunder or any other person deemed to be a Beneficiary by any other provision of this Plan or by law.

               2.5. "Base Pay". A Participant's regular salary, wages or other remuneration for services paid by a Participating Employer and determined before subtracting Before-Tax
          Contributions or salary reductions pursuant to a plan designed to comply with Section 125 of the Code. Base Pay is used in computing the amount of Personal Contributions to the Plan and shall be determined as follows:

                       (a) Participants Paid on an Hourly Basis. Base Pay is straight-time gross wages for the standard work week, excluding any over-time pay, supplemental unemployment benefits, or supplemental workers' compensation benefits. Base Pay includes vacation pay at straight-time rates (or such other rates as are established by local facility practice) and amounts paid, at straight-time rates, for periods not worked because of holiday time off, furlough, sick leave, bereavement, military leave, jury duty, or with respect to relief or lunch periods. In situations where work schedules are not arranged so that 40 regular hours are worked each work week, the Committee shall determine an appropriate method to compute Base Pay.

                       (b) Participants Paid on a Salary Basis. Base Pay is gross salary for the standard pay period, not including any over-time pay. Base pay includes, at regular salary rates, amounts paid for periods not worked because of vacation, holiday time off, furlough, sick leave, bereavement, military leave, jury duty or with respect to relief or lunch periods.

                       (c) Other Items Included In Base Pay For All Participants. Base Pay includes commissions paid to persons who are compensated wholly or partially by way of commission, reported tips for persons who are compensated wholly or partially by way of tips, and also includes back pay, but only to the extent that the back pay would have been Base Pay had it been paid in a timely manner (i.e., disregarding back pay awards for such items as over-time pay). Back pay shall be included in Base Pay at the time payment is actually made.

                       (d) Other Items Excluded from Base Pay For All Participants. Base Pay does not include any bonus, pay in lieu of vacation, service allowance, severance pay, premium pay for shift or other specialized work, Company Matching Contributions to this Plan, Company contributions to any other pension, retirement, group insurance, health and welfare or similar plan, cash payments pursuant to a plan designed to comply with Section 125 of the Code, any other so-called "fringe benefits", any income attributable to the award or exercise of a stock option or the premature disposition of stock option stock, any other amount which does not constitute "compensation" within the meaning of
          Section 415 of the Code, any type of remuneration not otherwise described in this Section, or any expense allowance or reimbursements of expenses paid on behalf of a Participant (even if subsequently not allowed as such and treated as additional compensation for federal income tax purposes). Base Pay does not include any vacation pay which becomes payable on account of termination of employment nor does it include payments for any unused sick day, whether before or after termination of employment.

                       (e) Limit On Base Pay Considered. In no event shall the Base Pay taken into account for a Participant under this Plan exceed the amount specified in Section 401(a)(17) of the Code as adjusted from time to time for any applicable increases in the cost of living.

               2.6.    "Board".  The Board of Directors of the Company.

               2.7. "Closing Price". The price at which Shares shall be valued for some purposes under the Plan. The Closing Price is the closing price of a Share or group of Shares on The New York Stock Exchange for the last trading day (on which there was at least one sale of a Share) of a Processing Period, or on such other date as may be specified in the Plan or determined by the Committee pursuant to the Plan.

               2.8. "Code". The United States Internal Revenue Code of 1986, as amended (Title 26 of the United States Code). All references to specific sections of the Code shall be deemed to be references to such sections as they may be amended or superseded, and to the corresponding sections or provisions of any subsequent United States Internal Revenue Code, as appropriate at the time of reference.

               2.9. "Committee". The Committee appointed under the provisions of Section 18.1 to administer this Plan.

               2.10. "Company". Campbell Taggart, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation which assumes this Plan and agrees to be bound by the terms and provisions hereof.

               2.11. "Company Matching Contributions". The amounts contributed to this Plan by Participating Employers pursuant to
          Section 6.1(a), including forfeitures which are applied to reduce the contributions otherwise payable by them.

               2.12. "Company Stock Fund". The separate portion of the Fund which is to be invested in accordance with Section 8.7.

               2.13. "Company Year". The fiscal year of the Company as in effect from time to time. On the Effective Date the fiscal year of the Company is the calendar year.

               2.14. "Effective Date". When used with respect to this Plan, July 1, 1994.

               2.15.   "Eligible Employee".  An Employee of any
          Participating Employer who has satisfied the service requirement for eligibility to participate in this Plan set forth in Article III hereof.

               2.16. "Employee". (a) Any common-law salaried employee of Campbell Taggart, Inc. or Merico, Inc.; or

                       (b) Any common-law salaried employee employed in an executive, administrative, supervisory, professional, office or clerical position of Earth Grains of Lexington, Inc., Bel-Art Advertising, Inc. or Campbell Taggart Baking Companies, Inc.

               2.17. "Employing Companies". The Company and any corporation or other business entity that is a member of a controlled group of corporations or other business entities, as defined in sections 414(b) and 414(c) of the Code, that includes the Company, or is a member of an affiliated service group that includes the Company as defined in section 414(m) of the Code, all as determined from time to time. A business entity is an Employing Company only while a member of such a controlled group of corporations or other business entities or such an affiliated service group. All determinations required by this Section shall be made pursuant to and consistent with Sections 414(b), (c), (m) and (o) of the Code and regulations thereunder.

               2.18. "Equity Index Fund". The separate portion of the Fund which is to be invested in accordance with Section 8.10.

               2.19. "ERISA". The Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, 88 Stat. 829, which amended both the Code and Title 29 of the United States Code (captioned "Labor"). ERISA sections contained in the Code are cited by references to the Code. ERISA sections not contained in the Code are cited in sections of ERISA as enacted. All references to specific ERISA sections shall be deemed to be references to such sections as originally enacted or as subsequently amended or superseded, as appropriate at the time of reference.

               2.20. "Fund". All securities, cash and other assets held by the Trustee with respect to this Plan from time to time subject to the provisions of this Plan. There are six separate Investment Funds within the Fund: the Company Stock Fund, the Equity Index Fund, the Indexed Balanced Fund, the Managed Balanced Fund, the Medium-Term Fixed Income Fund and the Short-Term Fixed Income Fund.

               2.21. "Highly Compensated Employee". (a) The term Highly Compensated Employee includes Highly Compensated Employees who are active and certain former Highly Compensated Employees as described in this Section.

                       (b) An active Highly Compensated Employee includes any individual who performs service for any of the Employing Companies during the determination year and who, during the look-back year: (i) received compensation from the Employing Companies in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employing Companies in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was at any time an officer of an Employing Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year.

                       (c) The term Highly Compensated Employee also includes: (i) individuals who are both described in the preceding subsection (b) if the term "determination year" is substituted for the term "look-back year" and the individual is one of the one hundred employees who received the most compensation from the Employing Companies during the determination year; and (ii) employees who are five-percent owners at any time during the look-back year or determination year.

                       (d) If no officer has satisfied the compensation requirement of (b)(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                       (e) For purposes of this Section 2.21, (i) the determination year shall be the Plan Year; (ii) the look-back year shall be the twelve-month period immediately preceding the determination year; and (iii) compensation shall mean compensation as defined in Section 414(q)(7) of the Code and regulations thereunder.

                       (f) A former Highly Compensated Employee includes any individual who separated from service with an Employing Company (or was deemed to have separated) prior to the determination year, performs no service for an Employing Company during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

                       (g) If an individual is, during a determination year or look-back year, a family member of either a five-percent owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most highly compensated employees during such year, then the family member and the five-percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five-percent owner or top-ten highly compensated employee.

                       (h) For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

                       (i)  The determination of who is a Highly
          Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, any five-percent owner, the top one hundred employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and applicable Treasury Regulations.

               2.22.   "Hour of Service".  (a) An Hour of Service is:

                            (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employing Company;

                            (ii) each hour for which an Employee is paid, or entitled to payment, by an Employing Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

                            (iii) each hour (if not already credited) for which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by an Employing Company; provided the Hours of Service derived from back pay shall be credited to the computation period or periods to which the award or agreement pertains, and not to the computation period in which payment is made.

                            (iv)  in the case of an Employee (or former
          Employee) who is on an authorized leave of absence or on active duty with any branch of the military service of the United States and who is not directly or indirectly paid or entitled to payment by any of the Employing Companies during such period, an Hour of Service is every regular working hour of every regular working day for which such person would have been credited with an Hour of Service (based on his normal work schedule in effect at the time of the beginning of such leave or military service) had he been actively at work during the period of such leave or military service, but only if such person returns to work at the end of such leave or (in the case of military service) during the period in which his reemployment rights are protected by Federal law.

                       (b)  The following rules shall apply to
          determinations of Hours of Service credited under this Plan:

                            (i) A payment shall be deemed to be made by or due from an Employing Company regardless of whether such payment is made by or due from an Employing Company directly, or indirectly through (among others) a trust fund or insurer to which the Employing Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular

          Employees or are on behalf of a group of Employees in the aggregate.

                            (ii) An Employee who is compensated by way of a salary which is payable semi-monthly shall be credited with 95 Hours of Service for each semi-monthly payroll period for which the Employee is compensated for the performance of duties (the number of Hours of Service to be credited to such Employee because of compensation for reasons other than the performance of duties shall be determined in the manner hereafter specified).
          If a semi-monthly salary period falls into two different computation periods, the entire number of Hours of Service attributable to such period shall be credited to the second computation period.

                            (iii)  The number of Hours of Service to be
          credited to an Employee for reasons other than his performance of duties, and the Plan Year or Plan Years to which Hours of Service will be credited in appropriate instances, shall be determined, respectively, pursuant to the United States Department of Labor's Regulations Section 2530.200b-2(b) and (c), which are incorporated herein by this reference.

                            (iv)  Notwithstanding the provisions of
          subsection (a) requiring that Hours of Service be credited because of payments made for reasons other than the performance of duties, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period (whether occurring in one or more computation periods) during which such Employee performs no duties, and no Hour of Service shall be credited on account of a period during which no duties are performed if the payment therefor is made under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance laws.

                            (v) No Hours of Service will be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by such Employee.

                            (vi) For purposes of determining the number of Hours of Service credited to an Employee who is not yet eligible to be a Participant in this Plan, the computation period shall be the eligibility computation period specified in Section 3.4 hereof.

                            (vii)  These provisions shall be liberally
          construed in favor of Employees.

                            (viii) Solely for the purposes of determining whether a break in service for eligibility under Section 3.3(a) has occurred, any Employee who is absent from work (A) by reason of the pregnancy of the Employee, (B) by reason of the birth of a child of the Employee, (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall receive credit for the Hours of Service which would otherwise have been credited but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service for each day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or, in all other cases, in the following computation period. Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited under this paragraph for any single maternity or paternity leave.

          The Committee shall have the right to require such timely information from an Employee as it deems reasonably necessary to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. If an Employee does not comply with any such request, the rules of this paragraph shall not apply to the absence.

                       (c) Hours of Service credited under a Related Plan shall be Hours of Service under this Plan for all purposes.

               2.23. "Indexed Balanced Fund". The separate portion of the Fund which is to be invested in accordance with Section 8.11.

               2.24. "Investment Fund". The Company Stock Fund, the Equity Index Fund, the Indexed Balanced Fund, the Managed Balance Fund, the Medium-Term Fixed Income Fund, and the Short-Term Fixed Income Fund, or any one or more of them, as the context may require.

               2.25. "Managed Balanced Fund". The separate portion of the Fund which is to be invested in accordance with Section 8.12.

               2.26. "Mean Price". The price at which Shares shall be valued for some purposes as specified in the Plan. The Mean Price is the fair market value of a Share or group of Shares determined by the mean between the highest and lowest selling prices of a Share as listed in the New York Stock Exchange Composite Transactions listing published in the Midwest Edition of the Wall Street Journal, for either (a) the last trading day (on which there was at least one sale of a Share) of the Processing Period for which the value is to be determined, if the determination is as of the end of a Processing Period, or (b) the date otherwise specified in the Plan.

               2.27. "Medium-Term Fixed Income Fund". The separate portion of the Fund which is to be invested in accordance with
          Section 8.9.

               2.28. "Non-Highly Compensated Employee". An Employee who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee within the meaning of Section 414(q)(6)(B) of the Code.

               2.29. "Participant". Any Eligible Employee who has elected to participate in this Plan in the manner provided in
          Section 3.2 and any former Eligible Employee who has assets credited to his Account.

               2.30. "Participating Employer". (a) As of July 1, 1994, the following Subsidiaries:

                       Bel-Art Advertising, Inc.
                       Campbell Taggart Baking Companies, Inc.
                       Campbell Taggart, Inc.
                       Earth Grains of Lexington, Inc.
                       Merico, Inc.

                       (b) Any other Subsidiary which may hereafter become a party hereto in the manner provided in Article XXI.

                       (c) Any corporation(s) into which or with which any of the foregoing Participating Employers may be liquidated, merged or consolidated, if such successor(s) or (in the event of a liquidation, merger or consolidation) surviving corporation(s) is a Subsidiary and is or becomes a Participating Employer hereunder.

               2.31. "Personal Contributions". A generic term referring, collectively, to all amounts contributed to this Plan by a Participant. Such amounts will be either After-Tax Contributions or Before-Tax Contributions, and may be either matched by a Company Matching Contribution or unmatched.

               2.32. "Plan". This Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (for Certain Employees of Campbell Taggart, Inc. and its Subsidiaries) as herein established and as it may be amended from time to time.

               2.33. "Plan Year". The fiscal year adopted by the Company for this Plan. The Plan Year is the twelve consecutive month period beginning each April 1 and ending each March 31; provided that the initial Plan Year shall be the nine-month period beginning July 1, 1994 and ending March 31, 1995.

               2.34. "Processing Period". Each calendar month or such other period as may be designated by the Committee from time to time.

               2.35. "Related Plans". The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan, the Anheuser-Busch Deferred

          Income Stock Purchase and Savings Plan (for Employees Covered by a Collective Bargaining Agreement), and the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (for Hourly Employees of Busch Entertainment Corporation) .

               2.36. "Share". A share of common stock of Anheuser-Busch Companies, Inc.

               2.37. "Short-Term Fixed Income Fund". The separate portion of the Fund which is to be invested in accordance with
          Section 8.8.

               2.38. "Subsidiary". Any corporation or other form of business enterprise created or organized in the United States under the law of any State or Territory thereof, the issued and outstanding voting capital stock or equity interest of which is, in the aggregate, 80% or more owned by the Company, another Subsidiary or any combination of the Company and/or one or more Subsidiaries.

               2.39. "Taxable Compensation". The amount of compensation determined under the provisions of Section 414(s) of the Code and regulations thereunder, but including amounts otherwise excluded from gross income under Sections 402(e)(3) and 125 of the Code. In no event shall an Employee's Taxable Compensation exceed the amount specified in Section 401(a)(17) of the Code as adjusted for any applicable increases in the cost of living.

               2.40. "Trust Agreement". The separate Master Trust Agreement entered into by and between Anheuser-Busch Companies, Inc. and the Trustee, as well as all other agreements and documents relating to the operation of the Master Trust including, but not limited to, agreements appointing investment managers and agreements joining plans into the Master Trust Agreement. The Master Trust Agreement, as may be amended from time to time, governs the establishment, investment and maintenance of the Fund. The Master Trust Agreement shall be deemed to be a part of this Plan as if all of the terms and provisions thereof were fully set forth herein.

               2.41. "Trustee". The corporation designated by Anheuser-Busch Companies, Inc. from time to time to act as Trustee under the Trust Agreement.

                                     ARTICLE III

                            ELIGIBILITY AND PARTICIPATION

               3.1. Eligibility. (a) An Employee of a Participating Employer shall be eligible to participate in the Plan at the end of the eligibility computation period during which he completes one Year of Service.

                       (b) Notwithstanding the foregoing, no Employee will be eligible to participate in this Plan if (i) his employment is covered by a collective bargaining agreement which does not expressly provide for participation in this Plan and under which retirement benefits have been the subject of good faith collective bargaining, (ii) he is not a resident of the United States, or (iii) he is deemed to be a leased employee (within the meaning of Section 414(n) of the Code) of an Employing Company.

                       (c) Notwithstanding the foregoing, any individual who is an Employee as of June 1, 1994 shall become an Eligible Employee who is eligible to participate in the Plan effective as of July 1, 1994, unless the individual's employment as an Employee is terminated before July 1, 1994.

               3.2. Becoming a Participant. Participation in the Plan is entirely voluntary, but to become a Participant an Eligible Employee must agree to make Personal Contributions, as hereinafter set out. Notwithstanding anything, a Participant's agreement to make Personal Contributions shall not become effective before the first day of the calendar month following expiration of the eligibility computation period during which he completes one Year of Service.

               3.3. Reemployment Following a Break in Service. (a) An Employee who has five consecutive breaks in service before he becomes eligible to participate in this Plan and who is subsequently reemployed by a Participating Employer shall be treated as a new Employee and shall be required to satisfy the eligibility requirements set out in Section 3.1 following his reemployment date before he becomes an Eligible Employee.

                       (b) An Eligible Employee who has one or more breaks in service and who is subsequently reemployed by a Participating Employer shall be eligible to participate in this Plan immediately upon his reemployment.

               3.4. Year of Service; Break in Service. (a) A Year of Service for determining eligibility to participate is an eligibility computation period during which an Employee performs at least 1,000 Hours of Service.

                       (b) The initial eligibility computation period for an Employee shall be the twelve-month period beginning on the first date (his "initial employment date") such Employee performs an Hour of Service. In the case of an Employee who performs more than 500 but less than 1,000 Hours of Service during the initial eligibility computation period, each succeeding twelve-month period beginning on the anniversary of his initial employment date shall be an eligibility computation period until he either becomes an Eligible Employee or incurs five consecutive breaks in service.

                       (c) An Employee's failure to perform more than 500 Hours of Service during any eligibility computation period before he becomes an Eligible Employee shall constitute a break in service.

                       (d) The eligibility computation period for an Employee who has incurred five consecutive breaks in service and who is subsequently reemployed shall be the twelve-month period beginning on the first date (his "reemployment date") on which such Employee performs an Hour of Service following such breaks in service. In the case of such an Employee who performs more than 500 but less than 1,000 Hours of Service during such eligibility computation period, each succeeding twelve-month period beginning on each anniversary of his reemployment date shall be an eligibility computation period until he either becomes an Eligible Employee or incurs five consecutive breaks in service.

               3.5. Transfers of Participants and Lay-Offs. (a) No transfer or other change in the employment of a Participant from the employ of a Participating Employer to the employ of another of the Employing Companies which is not a Participating Employer, and no transfer from an employment classification in which the Participant is an Employee to a classification in which he is not an Employee, shall be deemed to be either a break in service or a termination of employment, whether or not the transferred employee is reported as having resigned or otherwise ceased to have been employed in his former employment classification or by his former employer. After such transfer, the transferred Participant shall no longer be entitled to make Personal Contributions to this Plan or to have any Company Matching Contributions made on his behalf. If eligible to participate in a Related Plan after such transfer, a Participant's Account may be transferred to such Related Plan.

                       (b)  So long as there is any unwithdrawn or
          undistributed balance in the Account of a transferred Participant, his Account shall not be affected by such transfer and shall not be segregated from or within the Fund, but shall continue to be commingled therewith and be subject to appropriate increases or decreases to reflect the results of the valuations made in accordance with Section 9.5.

                       (c) A Participant who may no longer actively participate in this Plan because of a lay-off or a job transfer and who is thereafter again transferred to the employ of a Participating Employer or is recalled from lay-off shall automatically and immediately become eligible to resume participation in this Plan upon compliance with rules adopted by the Committee and the timely filing of the requisite forms, if any.

                       (d) An Employee who ceases to be a resident of the United States after once having become a Participant shall then be treated as if he had been transferred from the employ of a Participating Employer to the employ of another of the Employing Companies which is not a Participating Employer and his rights thereafter shall be determined pursuant to this Section 3.5.

                       (e) If, as a result of an employment transfer or otherwise, an individual who was a Participant in a Related Plan or the Anheuser-Busch Employee Stock Purchase and Savings Plan becomes eligible to participate in this Plan, this Plan shall accept the transfer of his Account from such other Plan. Any Account so transferred shall be combined with the Participant's Account under this Plan, if any, in accordance with procedures established by the Committee. Any Participant described in this subsection who was making personal contributions to a Related Plan at the time of his transfer shall be deemed to have made identical elections regarding the rate, type and investment of contributions to this Plan.

                                      ARTICLE IV

                                MATCHED CONTRIBUTIONS

               4.1. Before-Tax Matched Contributions. A Participant who wishes to make Before-Tax Matched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to his Participating Employer to defer a portion of the Base Pay that such Participant would otherwise have received, in the percentage indicated by the Participant, but subject to the limitations set out in Sections 7.3 and 7.4, on the condition that the amount so deferred be delivered to the Trustee as a Personal Contribution. All Before-Tax Matched Contributions shall be expressed in full percentage points of Base Pay, and shall be either 1, 2, 3, 4, 5 or 6% of Base Pay.

               4.2. After-Tax Matched Contributions. A Participant who wishes to make After-Tax Matched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to his Participating Employer to withhold the percentage of Base Pay indicated by the Participant, but subject to the limitations set out in Section 7.5, and to deliver the amounts so withheld to the Trustee as a Personal Contribution. All After-Tax Matched Contributions shall be expressed in full percentage points of Base Pay, and shall be either 1, 2, 3, 4, 5 or 6% of Base Pay.

               4.3. Limitation on Total Matched Contributions. The sum of a Participant's Before-Tax Matched Contributions and After-Tax Matched Contributions may not be less than 1% nor more than 6% of the Participant's Base Pay.

                                      ARTICLE V

                               UNMATCHED CONTRIBUTIONS

               5.1.    Contributions Permitted.  Whether or not a
          Participant is making matched Personal Contributions, such Participant may make unmatched Personal Contributions pursuant to this Article and subject to the limitations set out in this Article and Article VII. Such unmatched Personal Contributions may either be on a before-tax or after-tax basis.

               5.2. Before-Tax Unmatched Contributions. A Participant who wishes to make Before-Tax Unmatched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to his Participating Employer to defer a portion of the Base Pay that such Participant would otherwise have received in the percentage indicated by the Participant, on the condition that the amount so deferred be delivered to the Trustee as a Personal Contribution. All Before-Tax Unmatched Contributions shall be expressed in full percentage points of Base Pay, and shall be either 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of Base Pay.

               5.3. After-Tax Unmatched Contributions. A Participant who wishes to make After-Tax Unmatched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to his Participating Employer to withhold the percentage of Base Pay indicated by the Participant and to deliver the amounts so withheld to the Trustee as a Personal Contribution. All After-Tax Unmatched Contributions shall be expressed in full percentage points of Base Pay, and shall be either l, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of Base Pay.

               5.4. Limitation on Total Unmatched Contributions. If a Participant making Before-Tax Unmatched Contributions is concurrently making After-Tax Unmatched Contributions, the sum of his unmatched contribution rates may not be more than 10% of his Base Pay.

                                      ARTICLE VI

                                COMPANY CONTRIBUTIONS

               6.1. Required Contributions. (a) Each Participating Employer shall contribute, as its share of Company Matching Contributions, for each month of its participation in this Plan, the "formula amount", less the aggregate amount of forfeitures attributable to Participants employed by it. The "formula amount" is that amount determined by multiplying (i) the total amount of matched Personal Contributions actually deferred or withheld during such month from the Base Pay of all Participants employed by such Participating Employer, by (ii) the contribution rate in effect for such month.

                       (b) If so directed by the Company from time to time, each Participating Employer shall make its proportionate share of any additional contributions determined by the Company, in its absolute discretion.

               6.2.    Contribution Rate For Company Matching
          Contributions. The contribution rate for Company Matching Contributions shall be 50% for the first Plan Year and thereafter shall be a rate determined by the Company between 16-2/3% and 37-1/2%.

               6.3. Payment and Payment Date. Each Participating Employer's Company Matching Contributions and any other type of contribution for the Plan Year, to the extent actually required to be contributed under Section 6.1, shall be delivered to the Trustee as and when determined by the Committee but not later than 180 days after the end of such Plan Year. Such delivery shall be either in cash or in Shares (from authorized but unissued Shares or out of Shares held in the treasury of Anheuser-Busch Companies, Inc.), or a combination of both, and if delivered wholly or partially in Shares, such Shares shall be valued at the Closing Price on the date of delivery or on the last business day prior to the date of delivery as determined by the Committee on a uniform and consistent basis.

               6.4. Allocation to Participants' Accounts. Company Matching Contributions shall be allocated to the Accounts of Participants as of the end of each Processing Period in accordance with the contribution rate in effect for the Plan Year in which such Processing Period falls. Thus, if the contribution rate for a Plan Year is .3500, each Participant shall have allocated to his Account from the Company Matching Contributions for any Processing Period of such Plan Year an amount equal to thirty-five per cent of his matched Personal Contributions actually withheld during such Processing Period.

                                     ARTICLE VII

                              PROCEDURES AND LIMITATIONS
                        ON PERSONAL CONTRIBUTIONS AND ELECTIONS

               7.1. Election Procedures. (a) An election to make Personal Contributions must be delivered to the Anheuser-Busch Companies, Inc. Employee Stock Plans Department at such time prior to the effective date of the election as the Committee may determine. A Participant may change the rate or type of his Personal Contributions, or cease making Personal Contributions altogether, by delivering such an instruction to the Employee

          Stock Plans Department prior to the effective date of such change. A direction concerning rate and type of Personal Contributions shall continue in effect until changed in the manner provided above.

                       (b) All elections concerning rate and type of Personal Contributions shall be implemented after the election is delivered to the Employee Stock Plans Department on so much advance notice as may be required by the Committee, but shall always become effective as of the first paycheck dated in a month.

                       (c) All elections concerning rate and type of Personal Contributions must be made in accordance with all applicable rules and procedures adopted by the Committee.

               7.2. Special Dollar Limitation On Before-Tax Contributions. (a) A Participant's total Before-Tax Contributions (Matched and Unmatched) for any calendar year shall not exceed the amount in effect under Section 402(g) of the Code for such calendar year ($9,240 for 1994). If such limit would be exceeded under a Participant's deferral election as in effect at any time (whether because of a mid-year Base Pay increase or otherwise), his percentage of Before-Tax Contributions shall automatically be reduced by the Plan before the end of the calendar year so that such limit is not exceeded. In addition, the Committee may make such projections and adopt such procedures as it shall deem advisable to insure satisfaction of this limit at the end of the Plan Year. Payroll deductions shall be adjusted as necessary to comply with this paragraph.

                       (b)  If the Committee is notified, pursuant to
          Section 402(g)(2) of the Code and prior to April 15, that a Participant has made deferrals in the immediately preceding calendar year under two or more qualified plans which, in the aggregate, would exceed the limitations of subsection (a), a portion of such excess deferrals, as directed by the Participant, shall be handled in accordance with subsection (c) of this Section.

                       (c) If, notwithstanding the provisions of this Section, it is determined that a Participant's Before-Tax Contributions in fact exceeded the limit set out in subsection
          (a), by administrative error or otherwise, or if the Participant so directs under Section 7.2(b), the amount of Before-Tax Contributions actually made for the calendar year in excess of the permitted amount, plus applicable earnings, may be refunded to the Participant. Any refund under this paragraph shall be made after the excess deferral was received by the Plan but, if feasible, on or before the April 15th following the end of the calendar year in which the excess deferral occurred. Earnings attributable to an excess deferral hereunder shall be computed under a method selected by the Committee and permitted under applicable Treasury Regulations. Any excess deferral otherwise distributable hereunder shall be reduced by the amount of any excess Before-Tax Contributions distributed under Section 7.3 prior to the distribution hereunder and made with respect to the Plan Year commencing within such calendar year. Refunds under this Section shall be apportioned first to Before-Tax Unmatched Contributions, including earnings, and then to Before-Tax Matched Contributions, including earnings.

                       (d) A refund under this Section shall not subject a Participant to any suspension penalty.

               7.3. Required Adjustment of Before-Tax Personal Contributions. Inasmuch as applicable federal law and regulations establish certain limitations on amounts which may be excluded from income by certain Employees, each election to make Before-Tax Contributions shall be subject to automatic adjustment in accordance with the rules set forth in this Section. This Section shall be administered in a manner consistent with sections 401(k) and 401(m) of the Code and applicable Treasury Regulations.

                       (a) When the Plan Year has ended, the Committee shall determine the actual Before-Tax Contribution rates for two groups of Eligible Employees consisting of (i) individuals who are Highly Compensated Employees, and (ii) individuals who are Non-Highly Compensated Employees. The actual Before-Tax Contribution rate for each of these groups is the average of the ratios for such Plan Year, calculated separately to the nearest one hundredth of one percent for each Eligible Employee in the group, of (x) the amount of Before-Tax Contributions for such Eligible Employee, to (y) his Taxable Compensation.

                       (b) One of the following tests shall be satisfied each Plan Year: (i) the actual Before-Tax Contribution rate for the Highly Compensated group shall not exceed one and one-quarter times the rate of the Non-Highly Compensated group; or (ii) the rate of the Highly Compensated group shall be neither more than two percentage points higher than, nor more than two times, the rate of the Non-Highly Compensated group. If neither of these tests is met, the excess Before-Tax Contributions of each affected Participant in the Highly Compensated group shall be refunded to the Participant, with income attributable thereto, within twelve months after the close of the Plan Year in which such excess Before-Tax Contributions were made. In making refunds hereunder, unmatched contributions shall be completely refunded before any matched contribution is refunded. Income attributable to such refunded contributions shall be determined in accordance with a method selected by the Committee and permitted under applicable Treasury Regulations. A refund under this Section shall not subject a Participant to any suspension penalty.

                       (c) The Committee may adopt such procedures as it deems appropriate for making interim projections under Sections 7.3(a) and (b) and may make such adjustments and recharacteri-zations of Personal Contributions as and when it deems necessary or appropriate, in its sole judgment, to insure satisfaction of the test at the end of the Plan Year and to minimize or prevent refunds. The Committee may also impose separate limits on Before-Tax Contributions of Highly Compensated Employees.

                       (d) In determining whether the contributions to this Plan satisfy the test set forth in Section 7.3(b), the Committee may, at its option and if permitted by law, aggregate pertinent data from this Plan and any other plan maintained by any of the Employing Companies which contains provisions intended to be qualified under Section 401(k) of the Code.

                       (e) The determination of the amount of excess Before-Tax Contributions for each Highly Compensated Participant under subsection (b) shall be made by reducing the contribution rates of Highly Compensated Participants in order of highest actual deferral ratios, using the leveling method provided in Treasury Regulations.

                       (f) If the test under clause (ii) of Section 7.3(b) is met but not the test under clause (i), this Plan shall not use the alternative test under clause (ii) of Section 7.4(b) in satisfying the test specified therein unless otherwise permitted by applicable Treasury Regulations. If not so permitted, the Committee shall determine whether the alternative test shall be used under Section 7.3(b) or 7.4(b).

                       (g) Excess Before-Tax Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by applicable Treasury Regulations.

                       (h)  In determining the actual Before-Tax
          Contribution rate for any Highly Compensated Employee, (i) his salary deferral contributions under each plan maintained by an Employing Company shall be aggregated, and (ii) the Before-Tax Contributions and Taxable Compensation of certain family members shall be taken into account as provided in Section 2.21(g).

               7.4. Required Adjustment of After-Tax and Company Matching Contributions. Inasmuch as applicable Federal law and regulations establish certain limitations on amounts which may be contributed to this Plan, each election to make After-Tax Contributions shall be subject to automatic adjustment in accordance with the rules set forth in this Section. This

          Section shall be administered in a manner consistent with sections 401(k) and 401(m) of the Code and applicable Treasury Regulations.

                       (a) When the Plan Year has ended, the Committee shall determine the actual After-Tax Contribution rates for two groups of Eligible Employees consisting of (i) individuals who are Highly-Compensated Employees, and (ii) individuals who are Non-Highly Compensated Employees. The actual After-Tax Contribution rates for each of these groups is the average of the ratios for such Plan Year, calculated separately to the nearest one-hundredth of one percent for each Eligible Employee in the group, of (x) the amount of After-Tax and Company Matching Contributions for such Participant, to (y) his Taxable Compensation.

                       (b) One of the following tests shall be satisfied for each Plan Year: (i) the actual After-Tax Contribution rate for the Highly Compensated group shall not exceed one and one-quarter times the rate of the Non-Highly Compensated group; or (ii) the rate of the Highly Compensated Group shall be neither more than two percentage points higher than, nor more than two times, the rate of the Non-Highly Compensated Group.

                       (c) If the actual After-Tax Contribution rate for the Highly Compensated group should exceed the limits in the preceding subsection, then excess After-Tax Contributions and income attributable thereto shall be refunded as set out in this Section. For purposes hereof, excess After-Tax Contributions shall mean the excess of (i) the aggregate amount of the After-Tax and Company Matching Contributions of Highly-Compensated Employees made for the Plan Year, over (ii) the maximum amount of such contributions permitted under subsection (b). Such excess contributions shall be refunded on the basis of the respective portions of such amount attributable to each such Participant, in accordance with the following:

                                 (aa)  First, such Participant's After-Tax
               Unmatched Contributions will be refunded.

                                 (bb)  Next, After-Tax Matched
               Contributions shall be refunded.

          Income attributable to excess After-Tax Contributions to be refunded shall be computed under a method selected by the Committee and permitted under applicable Treasury Regulations.

                       (d)  All refunds of excess contributions and
          applicable earnings under this Section shall be completed not later than the close of the Plan Year following the Plan Year in which the Excess Contributions were made.

                       (e) The Committee may adopt such procedures as it deems appropriate for making interim projections under Sections 7.4(a) and (b) and may make such adjustments and recharacterizations of Personal Contributions as and when it deems necessary or appropriate, in its sole judgment, to insure satisfaction of the test at the end of the Plan Year and to minimize or prevent refunds. The Committee may also impose separate limits on After-Tax Contributions of Highly Compensated employees.

                       (f) The determination of the amount of excess contributions shall be made after excess Before-Tax Contributions under Section 7.3 have been determined.

                       (g) The determination of the amount of excess After-Tax Contributions for each Highly Compensated Participant under subsection (c) shall be made by reducing the contribution rates of the Highly Compensated Participants in order of highest actual contribution percentages, using the leveling method provided in Treasury Regulations.

                       (h) If the test under clause (ii) of Section 7.4(b) is met but not the test under clause (i), this Plan shall not use the alternative test under clause (ii) of Section 7.3(b) in satisfying the test specified therein unless otherwise permitted by applicable Treasury Regulations. If not so permitted, the Committee shall determine whether the alternative test shall be used under Section 7.3(b) or 7.4(b).

                       (i) In determining whether the contributions to this Plan satisfy the test set forth in Section 7.4(b), the Committee may, at its option and if permitted by law, aggregate pertinent data from this Plan and any other plan maintained by any of the Employing Companies which contains provisions intended to be qualified under Section 401(m) of the Code.

                       (j)  In determining the actual After-Tax
          Contribution rate for any Highly Compensated Employee, the After-Tax Company Matching Contributions and the Taxable Compensation, of certain family members shall be taken into account as provided in Section 2.21(g). Excess After-Tax Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by applicable Treasury Regulations.

               7.5. Suspension and Reinstatement of Matched Personal Contributions Withdrawal. (a) A Participant who has made a withdrawal pursuant to Section 12.2 and is thereby prevented from making any Personal Contributions to this Plan for six months shall, upon the expiration of such period, be eligible to resume making Personal Contributions upon delivering appropriate instructions in accordance with Section 7.1.

                       (b)  A Participant who has made a withdrawal
          pursuant to Section 13.1 and is thereby prevented from making any Personal Contributions to this Plan for twelve months shall, upon the expiration of such period, be eligible to resume making Personal Contributions upon delivering appropriate instructions in accordance with Section 7.1.

               7.6. Payroll Deductions. All Personal Contributions from Participants shall be made by way of payroll deductions. A Participant's election made in accordance with Section 7.1 shall constitute full authority to his Participating Employer to deduct the percentage of Base Pay indicated by the Participant.
          Personal Contributions so deducted shall be transmitted to the Trustee no less frequently than monthly, in cash or, in the case of contributions to be invested in the Company Stock Fund, either in cash or in Shares (from authorized but unissued Shares or out of Shares held in Anheuser-Busch Companies, Inc.'s treasury), or a combination of both. If contributions are transmitted in Shares, such shares shall be valued at the Mean Price on the day of delivery.

                                     ARTICLE VIII

                             INVESTMENT OF CONTRIBUTIONS

               8.1. Investment of Company Matching Contributions. All Company Matching Contributions shall be invested in the Company Stock Fund at all times.

               8.2. Investment of the Matched Contributions Part of an Account. At least one-half of a Participant's matched Personal Contributions for each Plan Year shall be invested in the Company Stock Fund. The remaining one-half shall be invested, as the Participant may direct, in 1% increments in any fund established for investments under this Plan. Except as provided in Section 8.6, all Shares or units required under this Section to be purchased for any Plan Year with a Participant's matched Personal Contributions must be held in the Company Stock Fund for at least one full Plan Year beginning after the date of contribution and thereafter the Participant shall be permitted to direct the investment of such Shares or units and all earnings thereon, in 1% increments, in any Investment Fund.

               8.3. Investment of the Unmatched Contributions Part of an Account. A Participant's unmatched Personal Contributions shall be invested, as the Participant may direct in 1% increments in any Investment Fund.

               8.4. A Participant's Investment Direction for Current Contributions. In connection with the initial election to participate in the Plan, each Participant shall indicate how current contributions credited to his Account which are subject to his investment direction are to be invested. A Participant may change his investment direction, but not more than once in any Processing Period by delivering such instructions to the Employee Stock Plans Department at the time and in the manner prescribed by the Committee. Any change in investment direction for current contributions shall be effective as of the first day of a Processing Period.

               8.5. A Participant's Investment Direction for Accumulated Account Balances. (a) Either with or without changing his investment direction for contributions to be credited thereafter, a Participant may, by delivery of instructions to the Employee Stock Plans Department at the time and in the manner prescribed by the Committee, direct that the accumulated balance in the Personal Contributions portion of his Account be transferred pursuant to Section 9.4 between or among available Investment Funds, in 1% increments, provided that all Shares or units required under Section 8.2 to be purchased for any Plan Year with a Participant's matched Personal Contributions must remain invested in the Company Stock Fund for at least one full Plan Year beginning after the date of contribution. Except as provided in Section 8.6 below, no investment direction may be given under this subsection more frequently than once in any one-month period.

                       (b) The Participant's Account as of the end of the Processing Period in which the change of investment is intended to become effective shall be controlling for purposes of implementing the change order. Any change of investment of the accumulated balance in a Participant's Account shall be effective as of the end of a Processing Period.

               8.6. Special Diversification After Attainment of Age 55. Each Participant shall be permitted, during the 90-day period following the close of each Plan Year occurring after his attainment of age 55, to diversify the investment of all Shares or Company Stock Fund units in his Account, other than those attributable to Company Matching Contributions, by directing the transfer thereof, in 1% increments, into any other fund established for investments under this Plan. The right to transfer investments hereunder shall be in addition to any other investment or transfer right under this Plan. A request hereunder shall be submitted, on forms provided by the Committee, within such 90-day period and shall be effective June 30 of the following Plan Year.

               8.7. The Company Stock Fund. Except for interim investments of the type permitted by the Short-Term Fixed Income

          Fund pending investment in Shares, and for amounts held to meet contemplated payments, the Company Stock Fund shall be invested by the Trustee only in Shares; provided, the Trustee may receive and retain in such Company Stock Fund any warrant, right, option or similar instrument which gives the holder the right to acquire any Shares under any circumstances, distributed on or in respect of any Shares held in such Company Stock Fund (and shall sell any other instrument or property so received which does not give the holder the right to acquire Shares). Cash contributions to the Company Stock Fund and any proceeds from any Shares held therein which were tendered or exchanged in a tender or exchange offer shall be applied by the Trustee to the purchase of Shares or other Qualifying Employer Securities if such securities are available for purchase at a price determined to be appropriate by the Trustee, as soon as reasonably possible after the Trustee's receipt thereof except to the extent such contributions and proceeds are held in order to meet payments to Participants and Beneficiaries under the Plan. Shares may be acquired by the Trustee in any of the following transactions:

                            (i) purchases from Anheuser-Busch Companies, Inc. or otherwise, at a price not greater than the Mean Price on the date of purchase; or

                            (ii)  purchases on the open market.

               8.8. The Short-Term Fixed Income Fund. The Short-Term Fixed Income Fund shall be invested by the Trustee only in the following securities:

                       (a) Bonds, bills, notes, certificates and other obligations issued or guaranteed by the United States of America or any instrumentality or agency thereof;

                       (b) Interest-bearing savings and deposit accounts, equipment trust certificates, certificates of deposit and similar obligations issued by, or units of participation in, any short-term fixed income fund maintained by, any national or state bank, trust company (including the Trustee or any bank affiliated with it), savings and loan association or regulated insurance company; or

                       (c) Fixed income debt obligations, such as mortgage bonds, asset backed securities, debentures, notes or commercial paper, issued by any corporation (other than the Company, the Trustee, or any subsidiary or affiliate of either), or certain obligations (in United States currency) of foreign governments.

          All investments of the Short-Term Fixed Income Fund other than United States Government or agency obligations shall be rated A or higher by Moody's Investors Service or another equivalent recognized rating agency. All investments of the Short-Term

          Fixed Income Fund (other than readily marketable or redeemable units of participation in any fund) shall mature on demand or on a date not later than three years after the date of acquisition thereof. Investments for the Short-Term Fixed Income Fund may be purchased on the open market or otherwise, or by direct subscription with the issuer.

               8.9. The Medium-Term Fixed Income Fund. Except for interim investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Medium-Term Fixed Income Fund shall be invested by the Trustee only in the following securities:

                       (a) Bonds, bills, notes, certificates and other obligations issued or guaranteed by the United States of America or any instrumentality or agency thereof;

                       (b) Interest-bearing savings and deposit accounts, equipment trust certificates, certificates of deposit and similar obligations issued by, or units of participation in any medium-term fixed income fund or guaranteed interest contracts fund maintained by, any national or state bank, trust company (including the Trustee or any bank affiliated with it), savings and loan association or regulated insurance company;

                       (c)  Guaranteed interest contracts issued by
          regulated insurance companies; or

                       (d) Fixed income debt obligations, such as mortgage bonds, asset backed securities, debentures, notes or commercial paper, issued by any corporation (other than the Company, the Trustee, or any subsidiary or affiliate of either), or certain obligations (in United States currency) of foreign governments.

          All investments of the Medium-Term Fixed Income Fund other than United States Government or agency obligations shall be rated A or higher by Moody's Investors Service or another equivalent recognized rating agency. All investments of the Medium-Term Fixed Income Fund (other than readily marketable or redeemable units of participation in any fund) shall mature not later than ten years after the date of acquisition thereof. Investments for the Medium-Term Fixed Income Fund may be purchased on the open market or otherwise, or by direct subscription with the issuer.

               8.10. The Equity Index Fund. Except for interim investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Equity Index Fund shall be invested only in units of participation in one or more funds, managed by an investment manager selected by the Committee from time to time. The primary objective of such fund(s) shall be the realization of dividends and capital growth closely approximating the results of the group of stocks comprising the Standard & Poor's 500 Composite Index from time to time. Such fund(s) may be a mutual fund, an investment trust or any other type of investment vehicle. During any period of time when the Equity Index Fund is invested through the medium of a common, collective or commingled trust fund which is qualified under the provisions of Section 401(a) of the Internal Revenue Code and exempt from income tax under the provisions of Section 501(a) of the Internal Revenue Code, the Declaration of Trust of such fund, as theretofore or thereafter amended, may be incorporated by reference into the Trust Agreement of this Plan. The investment manager of the Equity Index Fund shall have and may exercise all powers and discretions granted by the organizational instruments governing the fund, including, without limitation, the power to eliminate investments which in its judgment involve an unacceptable risk of loss, the power to respond to tender offers as it deems to be in the best interests of the fund, and the power to lend securities of the fund; provided, that any loan of securities shall be pursuant to a written instrument approved by an investment manager which is fully independent of the Trustee and shall be subject to the terms of any prohibited transaction exemption (class or otherwise) issued by the U.S. Department of Labor. As used herein the term "investment manager" means only
          (a) a party registered as an investment manager under the Investment Advisers Act of 1940, (b) a bank as defined in such Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of any employee benefit plan subject to ERISA.

               8.11. The Indexed Balance Fund. Except for interim investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Indexed Balanced Fund shall be invested only in units of participation in two or more funds managed by an investment manager selected by the Committee from time to time. The primary objective of such funds shall be to achieve a total return which approximates the performance of a 50/50 mix of stocks and bonds, as reflected in the Standard & Poor's 500 Composite Index and the Lehman Brothers Government Corporate Bond Index, respectively. During any period of time when the Indexed Balanced Fund is invested through the medium of a common, collective or commingled trust fund which is qualified under the provisions of Section 401(a) of the Code and exempt from income tax under the provisions of Section 501(a) of the Code, the Declaration of Trust of such fund, as theretofore or thereafter amended, may be incorporated by reference into the Trust Agreement of this Plan. The investment manager of the Indexed Balanced Fund shall have and may exercise all powers and discretions granted by the organizational instruments governing the fund, including, without limitation, the power to eliminate investments which in its judgment involve an unacceptable risk of loss, the power to respond to tender offers as it deems to be in the best interests of the fund, and the power to lend securities of the fund; provided, that any loan of securities shall be pursuant to a written instrument approved by an investment manager which is fully independent of the Trustee and shall be subject to the terms of any prohibited transaction exemption (class or otherwise) issued by the U.S. Department of Labor. As used herein, the term "investment manager" means only (a) a party registered as an investment manager under the Investment Advisers Act of 1940, (b) a bank as defined in such Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of any employee benefit plan subject to ERISA.

               8.12. The Managed Balanced Fund. Except for interim investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Managed Balanced Fund shall be invested only in units of participation in two or more funds, managed by an investment manager selected by the Committee from time to time. The primary objective of such funds shall be to achieve higher returns than a 60/40 mix of the S&P 500 Composite Index and the Lehman Brothers Government Corporate Bond Index. During any period of time when the Managed Balanced Fund is invested through the medium of a common, collective or commingled trust fund which is qualified under the provisions of Section 401(a) of the Code and exempt from income tax under the provisions of Section 501(a) of the Code, the Declaration of Trust of such fund, as theretofore or thereafter amended, may be incorporated by reference into the Trust Agreement of this Plan. The investment manager of the Managed Balanced Fund shall have and may exercise all powers and discretions granted by the organizational instruments governing the fund including, without limitation, the power to eliminate investments which in its judgment involve an unacceptable risk of loss, the power to respond to tender offers as it deems to be in the best interests of the fund, and the power to lend securities of the fund; provided, that any loan of securities shall be pursuant to a written instrument approved by an investment manager which is fully independent of the Trustee and shall be subject to the terms of any prohibited transaction exemption (class or otherwise) issued by the U.S. Department of Labor. As used herein, the term "investment manager" means only (a) a party registered as an investment manager under the Investment Advisers Act of 1940, (b) a bank as defined in such Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of any employee benefit plan subject to ERISA.

               8.13. Earnings, etc. Dividends, interest and other cash distributions received by the Trustee in respect of any Investment Fund shall be reinvested in the same Investment Fund. If the Company so directs, the Trustee shall purchase from Anheuser-Busch Companies, Inc. (from authorized but unissued Shares or out of Shares held in the treasury of Anheuser-Busch

          Companies, Inc.) all or some of the Shares which are to be purchased with cash dividends received on Shares held in the Fund, and in any such case, the purchase price per Share payable by the Trustee shall be the Closing Price on the date of purchase or on the last business day prior to the date of purchase as determined by the Committee on a uniform and consistent basis. Alternatively, the Trustee may obtain Shares from other sources.

               8.14. Reports to Participants. The Committee shall furnish each Participant, at least semi-annually, a statement of his Account showing, at a minimum, the market value thereof as of the end of such period, the portions invested in each Investment Fund, and the portions thereof which are vested and unvested. Notwithstanding the foregoing, the Committee need not furnish a statement of account to an individual who has separated from the service of the Employing Companies unless such individual so requests.

               8.15. Voting of Shares. (a) Each Participant (or, if deceased, his Beneficiary), as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be entitled to vote, at any meeting of shareholders of the Company, all of the full and fractional Shares or Share Equivalents credited to his Account as shown on the records of the Plan as of the most recent valuation date for which information is available prior to the record date for determining shareholders entitled to vote at such meeting. To enable them to do so, and to be fully informed of all matters on which they are entitled to vote, arrangements have been made for Anheuser-Busch Companies, Inc. or the Committee promptly to deliver or cause to be delivered to each Participant (or Beneficiary) who is entitled to vote any Shares or Share Equivalents a copy of all proxy solicitation materials, before each annual or special meeting of shareholders of the Company, together with a form requesting confidential instructions on how the Shares which such Participant is entitled to vote are to be voted at such meeting.

                       (b) Each Participant (or Beneficiary) entitled to vote on any matter presented for a vote by the stockholders and who provides timely instructions to the Trustee hereunder shall also be considered to have voted, as a named fiduciary, in proportion to the vote of his Shares or Share Equivalents, a pro rata portion of the votes attributable to the aggregate number of Shares as to which voting instructions have not been timely received from Participants (or Beneficiaries). Such pro rata portion shall be equal to the aggregate number of votes attributable to Shares or Share Equivalents as to which timely instructions were not received multiplied by a fraction, the numerator of which is the number of votes attributable to such Participant (or Beneficiary) and the denominator of which is the total number of votes attributable to all Participants (and

          Beneficiaries) who have provided timely instructions to the Trustee under this Section 8.15.

                       (c) For purposes of this Section 8.15, the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide voting instructions to the Trustee at least three business days before the shareholders' meeting. Voting instructions from individual Participants (or Beneficiaries) shall be held by the Trustee in strictest confidence and neither the name of, nor the voting instructions given by, any individual Participant (or Beneficiary) who chooses to give voting instructions shall be divulged by the Trustee to any of the Employing Companies or to any director, officer or employee thereof, or to the Committee; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to an independent recordkeeper, auditor or other person providing services to the Plan if such person agrees not to divulge such directions to any other person, including employees, officers and directors of the Company or its affiliates.

                       (d) For purposes of this Section 8.15 and Section 8.16, the term "Share Equivalent" shall mean the equivalent to the number of Shares that will be credited to a Participant's Account if and when the Committee changes from Share accounting to unit accounting under the Company Stock Fund. Share Equivalents held in the Company Stock Fund shall be equal to the number of full and fractional Shares held in such fund as of a valuation date, divided by the number of units in such fund as of such valuation date, multiplied by the number of Company Stock Fund units in the Participant's Account as of such valuation date. For purposes of this subsection, the term valuation date shall mean any date as of which Share value or unit value is determined as directed by the Committee.

               8.16. Tendering of Shares and Rights. (a) Each Participant (or, if deceased, his Beneficiary), as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be entitled, to the extent of full and fractional Shares or Share Equivalents credited to his Account, as shown on the records of the Plan as of the most recent valuation date for which information is available, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer, including but not limited to a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, with respect to Shares, related rights, or both, and the Trustee shall respond in accordance with the instructions so received. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions on whether or not such Shares or rights will be tendered or exchanged.

                       (b) For purposes of this Section, the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide instructions to the Trustee by the date established by the Trustee and calculated to provide sufficient time to compile instructions and a timely response to the tender or exchange offer. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Participant (or Beneficiary) shall be deemed to have directed the Trustee not to tender or exchange his or her Shares and the Trustee shall not tender or exchange such Shares with respect to which such Participant (or Beneficiary) has the right of direction. The instructions received by the Trustee from individual Participants shall be held in the strictest confidence and neither the name of, nor the instructions given by, any individual Participant (or Beneficiary) who chooses to give instructions shall be divulged by the Trustee to any of the Employing Companies or to any director, officer or employee thereof, or to the Committee; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to an independent recordkeeper, auditor or other person providing services to the Plan if such person agrees not to divulge such directions to any other person, including employees, officers and directors of the Company or its affiliates.

               8.17. Plan Mergers. In the event that this Plan is a party to a merger with or accepts a transfer of assets from any other qualified employee benefit plan, the Committee shall be authorized to waive any of the investment restrictions of Section 8.1, 8.2, or 8.5 with respect to existing balances in any employee account which is transferred to this Plan in connection with such merger, if in the Committee's absolute discretion such waiver is appropriate under the circumstances.

                                      ARTICLE IX

                        MAINTENANCE AND VALUATION OF ACCOUNTS

               9.1. Separate Accounts. The Committee shall establish a separate Account for each Participant, which shall be a record of all contributions made by or for such Participant, by source and type, and all investments thereof, separately accounted for with respect to each part of such Account and each Investment Fund. The fact that allocations shall be made and credited to individual Accounts shall not give the Participant any vested or other right in or to the assets of the Fund except as expressly provided by this Plan.

               9.2. Company Stock Fund Portion. The number of Shares or units to be credited to each part of a Participant's Account which has been invested in the Company Stock Fund shall be determined as follows:

                       (a) Such part shall be credited as of the end of each Processing Period with a number of Shares or units
          (including fractional Shares or units to the fourth decimal place) determined by dividing

                            (i) the sum of the contributions made to such part for such Participant (regardless of type or source) which were applied toward the acquisition of Shares or units for that Processing Period, by

                            (ii) in the case of Shares, the average price (including brokerage fees and transfer taxes) of each Share acquired (regardless of source) by the Trustee for all Participants for such Processing Period; and in the case of units, the fair market value of each unit as of the end of the Processing Period.

          As long as the Committee uses Share accounting, the following shall apply for purposes of (i) and (ii) above,

                            (iii)  the price of Shares acquired with
          earnings received on any contributions before such contributions are allocated to the Accounts of Participants shall be applied to compute the average price per Share,

                            (iv) the Shares so acquired with such earnings shall be credited to the Accounts of the Participants (and parts thereof) in accordance with (i) and (ii) above,

                            (v)  in the case of a special transaction
          relating to a cash tender offer, the average price (including brokerage fees and transfer taxes) of each Share acquired by the Trustee (regardless of source) with the actual proceeds of such tender transaction shall be separately computed (with the result that there be a separate average price at which Shares are recredited to the Accounts of affected Participants).

          In any instance in which the amount applied to acquire Shares for any Processing Period is less than the total amount contributed to the Company Stock Fund for such Processing Period from all sources, the number of Shares to be credited to the Account of a Participant pursuant to this subsection shall be that number of Shares (including fractional Shares) determined by multiplying the total number of Shares acquired for such Processing Period by the following fraction: (A) the numerator is the total contributions from all sources for such Participant for such Processing Period which were allocated to the Company Stock Fund, and (B) the denominator is the total contributions from all sources for all Participants for such Processing Period which were allocated to the Company Stock Fund. If necessary, such number of Shares shall be allocated to the various parts of such Participant's Account in proportion to the contributions allocated thereto for such Processing Period which were intended for investment in Shares.

                       (b) Such part shall be debited as of the end of each Processing Period with the number of Shares or units distributed or sold from the part as of the end of such Processing Period (even though the distribution or sale might not be completed until some subsequent date), except that, as long as the Committee uses Share accounting, in the case of Shares distributed in kind the Participant shall be entitled to the amount of any dividend or other distribution on any security in his Account which first trades "ex-dividend" or "ex-distri-bution" after the debit date but before the date on which the distribution is actually made. If and when the Committee changes from Share accounting to unit accounting with respect to the Company Stock Fund, dividends and other cash distributions received on Allocated Shares shall be applied to increase the value of Company Stock Fund units.

                       (c) Dividends and other cash distributions received on Shares (other than Shares distributed in kind after the date on which such Shares were first traded "ex-dividend" or "ex-distribution") shall be reinvested in the Company Stock Fund.

          As long as the Committee uses Share accounting for the Company Stock Fund, the appropriate part of each Participant's Account shall be credited as of the end of each Processing Period with a proportionate number of the Shares (including fractional Shares to the fourth decimal place) acquired for such Processing Period out of such dividends and other cash distributions (other than Shares, acquired with earnings, which are to be allocated pursuant to subsection (a) above), based on the number of Shares in such part of a Participant's Account as of the end of the previous Processing Period, after the allocations under subsections (a) and (b) above for such previous Processing Period. Dividends and other cash distributions received on Shares distributed in kind after the date on which such Shares were first traded "ex-dividend" or "ex-distribution" shall not be reinvested in Shares, but shall be distributed in cash to the distributee of the Shares on which they were received. If and when the Committee changes from Share accounting to unit accounting with respect to the Company Stock Fund, dividends and other cash distributions received on Allocated Shares shall be applied to increase the value of Company Stock Fund units.

               9.3. Other Investment Fund Portions. The Committee may adopt any method of accounting it believes appropriate (unit, dollar or otherwise) for each of the other Investment Funds. As of the end of each Processing Period, there shall be credited to each Participant's Account additional units or interests, as appropriate, of each Investment Fund in which his Account is invested, as determined by dividing the contributions to each such Investment Fund for such Processing Period by the value of a unit or interest therein as of the end of the prior or current Processing Period as determined by the Committee on a uniform and consistent basis. In making valuations of the Investment Funds, the Trustee shall be entitled to accept the most recent valuations received from their respective managers.

               9.4. Transfers Between Funds. All transfers of investments between Investment Funds to comply with a Participant's investment direction or to comply with Section 11.7 shall be deemed a sale of the assets which must be disposed of, and a purchase of the assets which must be purchased, to effect such transfer. As long as the Committee uses Share accounting for the Company Stock Fund, in the case of a deemed sale or purchase of Shares, such Shares shall be valued at the Mean Price at the end of the Processing Period for which such deemed sale or purchase occurs. In the case of a sale or purchase of interests in the Equity Index Fund, Short-Term Fixed Income Fund, Medium-Term Fixed Income Fund, Indexed Balanced Fund, Managed Balanced Fund, or the Company Stock Fund (if the Committee adopts unit accounting for the Company Stock Fund), such interests shall be valued at the end of the Processing Period for which such deemed sale or purchase occurs.

               9.5. Valuation of the Fund. As soon as practicable after the end of each Processing Period the Trustee shall determine, in accordance with generally accepted valuation methods and practices, the fair market value of the assets then constituting the Fund (giving effect to income, expenses and realized and unrealized gains and losses experienced during such Processing Period), separately valuing each Investment Fund as of the end of such Processing Period (such determination being called a "valuation"), and shall separately adjust the value of each Investment Fund's portion of all existing Accounts in the ratio that the balance of each such portion of each such Account bears to the total of the combined balances of such portions of all Accounts. In making its valuations of the Fund, the Trustee shall have the absolute right to rely on the valuations of units of participation in any Investment Fund, or the underlying investments of any Investment Fund, furnished by the fund manager.

               9.6. Effect of Valuations. The Trustee's valuations of the Fund or any portion thereof in accordance with the fore-going, and its determination of the value of the Participants' Accounts based thereon, shall be conclusive and binding upon the Company, all other Participating Employers, the

          Committee, and all Participants and their respective
          Beneficiaries.

               9.7. No Liability for Fluctuations in Value. The benefits provided by this Plan shall be payable solely from the Fund. Each Participant and all persons who may derive rights under this Plan through or from a Participant are hereby charged with actual notice that all Accounts will increase or decrease in value from time to time as the assets of the Fund fluctuate in value. The fact that a particular amount was credited to a Participant's Account at some time is no assurance that such amount will ultimately be distributable hereunder and neither the Company, any Participating Employer, the Committee, the Trustee, nor any fund manager, guarantees in any way that the amount ultimately distributable to or on behalf of any Participant will be equal to any amount at any time credited to such Participant's Account. Each Participant, by electing to participate in this Plan, assumes the risk of possible declines in the market value of his Account.

               9.8. Adjustments to Accounts. If an adjustment to any Participant's Account is required to correct any error (such as an incorrect payroll deduction or an incorrect allocation of any contribution), or for any other reason (such as a delay in the start of payroll deductions), such adjustment shall be made as soon as administratively feasible after the Committee first learns of the circumstances which require adjustment. Any such adjustment shall be made in accordance with the Plan characteristics (including, but not limited to, the price of Shares and units) in effect during the Processing Period in which the adjustment is posted to the Participant's Account, except that adjustments of Company Matching Contributions shall be at the rate(s) in effect during the Processing Period(s) in which the error occurred. No adjustment shall be made for any interest, dividend or other gain or loss not realized because of a delay in contributions.

          Under extraordinary circumstances as determined by the Committee in its absolute discretion, error adjustments may be made based on Plan characteristics in effect during the Processing Period(s) in which the error(s) occurred or on such other terms as the Committee shall determine. In exercising its discretion under this paragraph, the Committee shall consider such circumstances as it shall deem appropriate, including but not limited to (a) the nature of the error, (b) the ability of the Participant reasonably to detect the error, and (c) the time elapsed between discovery of the error and the reporting of same.

          All necessitated Participant make-up contributions shall be on an after-tax basis and shall be made by way of cashiers check or money order. In no event shall adjustments be made for any period exceeding twelve (12) months prior to the date the Participant notifies his plan representative of the error.

               9.9. Ordering of Distributions. A distribution on termination of employment shall take precedence over any other distribution or withdrawal which (but for this provision) would otherwise be made from the Account of a Participant as of the distribution date.

               9.10. Special Valuation of Company Stock in Extraordinary Circumstances. Notwithstanding anything in this Plan to the contrary, if the Committee determines that the volume of distributions, withdrawals, transfers between funds, or participant loans as of the last day of a month pursuant to other provisions of the Plan requires sales or purchases of Shares at levels greater than can be accommodated in an orderly fashion in a single day on the New York Stock Exchange, the sales or purchases shall be spread over a period of days and the price shall be established at the end of the period in accordance with procedures adopted by the Committee from time to time.

                                      ARTICLE X

                                       VESTING

               10.1. Amounts Contributed by the Participant. The portions of a Participant's Account which are attributable to the Participant's Personal Contributions, with all earnings thereon, shall be fully vested and non-forfeitable at all times.

               10.2. Company Matching Contributions. The portion of a Participant's Account which is attributable to Company Matching Contributions for any Plan Year (including earnings thereon) shall vest and become non-forfeitable when such Participant completes two years of Vesting Service.

               10.3. Vesting Rules. (a) Vesting Service shall be that period of employment with the Employing Companies commencing on an individual's Employment Commencement Date and ending on his Severance from Service Date. In the event that non-successive periods of Vesting Service are restored pursuant to this Section, such periods shall be aggregated into completed twelfths of a year on the basis that thirty days of service equal one twelfth of a year.

                       (b) An individual's Employment Commencement Date shall be the date on which he first performs an Hour of Service for an Employing Company.

                       (c)  The Severance from Service Date of an
          individual shall be the earlier of the date he quits, is discharged, retires or dies, or the first anniversary of the date he is absent from service for any reason, unless otherwise provided in paragraph 10.3(d), or (h).

                       (d) The Vesting Service of an individual shall not be considered severed by an Absence from Service, and, except as otherwise provided above, shall be deemed to include such Absence from Service. An Absence from Service means one of the following:

                            (i)  Any approved non-disability leave of
          absence not exceeding two years in length; provided, however, that Service shall not include any portion of the leave of absence which is in excess of twelve (12) months unless the individual returns to his regular employment within thirty (30) days after the expiration of his leave of absence. If the individual fails to return within such period, his Severance from Service Date shall be the earlier of the expiration of his leave of absence or the first anniversary of the date on which his leave of absence began.

                            (ii)  Absence for any period while in the
          service of the government of the United States under circumstances such that the individual has reemployment rights granted by Federal law, provided a written application for re-employment is filed within the period after discharge from such government service during which such reemployment rights are guaranteed, failing which such individual's Severance from Service Date shall be the first day of the period during which he no longer performs services for the Employing Companies because of such governmental service.

                            (iii) A leave of absence because of physical or mental disability up to a maximum of twenty-four (24) months.

                            (iv)  Lay-off of up to twelve (12) months.

                       (e) Period of Severance shall mean the period of time commencing on an individual's Severance from Service Date and ending on the date on which he again performs an Hour of Service.

                       (f) If an individual has a Severance from Service by reason of a quit, discharge or retirement and again performs an Hour of Service for an Employing Company within twelve months of the Severance from Service Date, such Period of Severance shall be disregarded and shall constitute Vesting Service.

                       (g) If an individual has a Severance from Service by reason of a quit, discharge, or retirement during an absence of twelve months or less for any reason other than a quit, discharge or retirement, and again performs an Hour of Service with an Employing Company within twelve months of the date on which he was first absent from Service, such Period of Severance shall be disregarded and shall constitute Vesting Service.

                       (h)  The Severance from Service Date of an
          individual who is absent from service beyond the first anniversary of the first date of absence by reason of a maternity or paternity absence described in Section 2.22(b)(viii) is the second anniversary of the first date of absence. The period between the first and second anniversaries of the first date of absence is not a Period of Severance nor a period of Vesting Service unless otherwise provided in subsection (d).

                       (i) If a Participant has a Period of Severance and is thereafter reemployed, all years of Vesting Service prior to the Period of Severance shall be taken into account in determining the Participant's vested interest in the Company Matching Contributions portion of his Account, as accumulated prior to such severance. The foregoing sentence shall not apply to any Participant who was not vested in his entire account balance on the date of his Severance from Service and who incurs a Period of Severance exceeding five years. During the period when any unvested amount is being held pending a determination of whether a Period of Severance exceeding five years occurs, the Participant's interest in such amount shall be immediately terminated subject to reinstatement if the Participant is reemployed by an Employing Company prior to incurring a five-year Period of Severance. If the amount does not subsequently vest, it shall be treated as a forfeiture. Any amount reinstated hereunder shall be the fair market value of the forfeited amount on the date of forfeiture, without any interest or other addition thereto for the period prior to reinstatement. Forfeitures shall be applied to reduce the Company's Contributions to this Plan.

                       (j) A transferred Participant whose participation has become inactive under Section 3.5 and who continues to be employed by an Employing Company without incurring a Period of Severance shall be credited with Vesting Service for so long as he remains so employed.

               10.4. Change in Control of Anheuser-Busch Companies, Inc. Notwithstanding the foregoing provisions of this Article X, in the event of a "Change in Control of Anheuser-Busch Companies, Inc.," the nonvested portion of a Participant's Account which is attributable to Company Matching Contributions for any Plan Year or part thereof (including earnings thereon) shall immediately vest and become nonforfeitable. The portion of the Participant's Account which shall vest and become nonforfeitable under this Section shall be determined as of the end of the month during which the Change in Control of Anheuser-Busch Companies, Inc. occurs. For purposes hereof, a "Change in Control of Anheuser-Busch Companies, Inc." shall occur if any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the

          Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than fifty percent (50%) of the then outstanding voting stock of Anheuser-Busch Companies, Inc. This Section shall not apply to any Participant who is not employed by an Employing Company at the time the Change in Control of Anheuser-Busch Companies, Inc. occurs.

                                      ARTICLE XI

                                    DISTRIBUTIONS

               11.1. Distributions Upon Termination of Employment. A Participant who ceases to be an Employee of any Employing Company because of death, total and presumably permanent disability, entry into active duty with any branch of the military services of the United States, or who has been laid off for a period exceeding twelve consecutive months, or who has attained the age of 60 years at the time he ceases to be an Employee, or who has completed two years of Vesting Service or is otherwise vested under the provisions of Article X, shall receive (or if not then living, his Beneficiary shall receive), at the time provided in
          Section 11.2 hereof, in a single distribution, his entire Account. A cessation of employment with all Employing Companies for any reason or at any time described in the preceding sentence is referred to as a "vested termination." A Participant who ceases to be an Employee of any Employing Company under any other circumstances shall receive (or if he is not living at the time of distribution his Beneficiary shall receive), at the time provided in Section 11.2 hereof, in a single distribution, the portions of his Account attributable to Personal Contributions. Such Participant shall forfeit the portion of his Account which is attributable to Company Matching Contributions in accordance with Section 10.3(i).

               11.2. Time and Method of Distribution. (a) Except as provided otherwise in this Section 11.2, every distribution under
          Section 11.1 shall be made as soon as is administratively feasible after, but as of, the end of the Processing Period which ends on or after the date on which the Committee learns that an event requiring distribution has occurred and is advised of the identity or identities, and location(s) of, the party or parties entitled to such distribution. In any event payment of such distribution shall be commenced no later than the 60th day after the close of the Plan Year in which falls the last to occur of the following dates:

                            (i) The date on which the Participant attains the age of 65 years;

                            (ii)  The tenth anniversary of the year in
          which the Participant first became a Participant in this Plan; or

                            (iii) The date on which the Participant ceased to be an Employee of any Employing Company.

                            (iv) Notwithstanding anything to the contrary herein, distributions under this Plan shall commence not later than April 1 following the calendar year in which the Participant attains age 70-1/2.

          Whole numbers of Shares which are to be distributed shall be distributed in kind (subject, however, to transfer taxes), except that amounts required to be distributed under Section 11.2(a)(iv) may be distributed in cash at the Participant's election.
          Subject to Section 11.7, the value of all other interests shall be distributed in cash. Interests in the Investment Funds shall be valued as of the end of the Processing Period as of which a distribution is to be made; provided that, with respect to interests in the Company Stock Fund which are to be distributed in cash, the value of a fractional Share shall be based on the value of a full Share, which shall be the Mean Price in the case of Share accounting, and shall be the Closing Price on the last business day of the Processing Period or on the next prior business day as determined by the Committee on a uniform and consistent basis.

                       (b)  Each Participant (and, in the case of a
          deceased Participant, his Beneficiary) entitled to a distribution hereunder may elect to defer such distribution to the end of the Plan Year during which his Account would otherwise be distributed. Such Participant shall indicate, in accordance with procedures promulgated by the Committee, whether he elects to defer such distribution or receive it immediately. If the value of such distribution is less than $3,500 and if the Participant or Beneficiary fails to elect to defer such distribution, he shall be deemed to have elected immediate distribution.

                       (c) Notwithstanding any other provision of the Plan, if a Participant's vested Account balance exceeds $3,500 or has exceeded $3,500 at the time of any previous distribution to the Participant, amounts payable to such Participant shall not be distributed before the Participant attains age 62 without the consent of the Participant. The Participant's consent to distribution must be made in accordance with procedures promulgated by the Committee after the Participant receives a notice as described in subsection (d) below and must be made within the 90-day period ending on the last day of the Processing Period as of which the amount of the distribution is determined and made.

                       (d) No less than 30 days and no more than 90 days before the last day of the Processing Period as of which a distribution to a Participant is determined and made in accordance with this Article or Article XII, the Committee shall provide to the Participant a notice describing the right to defer receipt of the distribution until age 62. Notwithstanding the preceding sentence, distribution to a Participant may be made less than 30 days after the notice is provided if (i) the notice clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (ii) the Participant affirmatively elects a distribution after receiving the notice.

                       (e)  Any Participant not consenting to a
          distribution hereunder shall become an inactive Participant, but notwithstanding any provision of this Plan to the contrary, he shall have only the following rights under this Plan:

                            (i) the right to receive a distribution of all (but not less than all) of the vested portion of his Account as of the end of any Processing Period permitted under this Section;

                            (ii)  the right to make changes in the
          investments of his Account in accordance with Article VIII;

                            (iii) the right to vote and tender Shares or Share Equivalents held in his Account in accordance with Sections
          8.15 and 8.16, respectively;

                            (iv)  the right to change his designated
          Beneficiary or Beneficiaries from time to time in accordance with
          Section 15.1; and

                            (v)  any other right required by law to be
          given to an inactive Participant with an undistributed vested account in a defined contribution plan qualified under Section 401(a) of the Code.

                       (f)  The consent to distribution required by
          subsection (c) above shall not be applicable in the event of a termination distribution arising from the death of a Participant.

          In addition, if an inactive Participant dies, the distribution of such Participant's Account shall be made as soon as administratively feasible after the Committee learns of such event.

                       (g) Nothing in this Section shall be construed to increase the vested portion of any Participant's Account whose termination was not a "vested termination" within the meaning of
          Section 11.1. An Account held hereunder for later distribution shall, subject to the inactive Participant's right to direct a change in investments as herein set forth, remain invested in the manner in effect on the Participant's termination date, and shall continue to fluctuate in value as the respective Investment Funds in which such Account is invested so fluctuate.

               11.3. Eligible Rollover Distributions. (a) A Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant (a "direct rollover"). In addition, the Participant's surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, may elect a direct rollover.

                       (b) An eligible rollover distribution is any distribution of all or any portion of a Participant's Account, except that an eligible rollover distribution does not include any distribution required under Section 11.2(a)(iv) and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Shares).

                       (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               11.4. Determination of Disability. For purposes of determining whether a Participant has had a Vested Termination because of total and presumably permanent disability, a Participant shall be deemed to be totally and presumably permanently disabled if he is unable to perform the duties of his position as an Employee because of a physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration, as conclusively determined by a competent doctor selected by the Participant and approved by the Committee or its delegate, who shall certify the result of his examination of the Participant to the Committee.

               11.5. Transfer of Accounts. Once per year or at such other times as it shall determine, the Committee shall arrange for the transfer of the Accounts of individuals who are no longer eligible to participate in this Plan and who are currently eligible and have an Account in a Related Plan to such Related Plan to be combined with the Participant's active Account under such Related Plan. After such transfer is accomplished, this Plan shall have no further liability to the Participant with respect to the transferred Account.

               11.6. Early Distribution under Domestic Relations Order. If the Committee shall receive an order that is finally determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code, and if such order shall so permit, the Committee may authorize the early distribution under the provisions of this Article XI of any amount distributable to the alternate payee under the order.

               11.7. Absolute Right to Receive Stock Distribution. Notwithstanding any provision of this Plan to the contrary, whenever it is specified that a distribution will be made in cash, the Participant shall nonetheless have the right to elect to have Shares purchased and distributed to him. If such election is made, the Participant's non-Share investments shall be deemed transferred, pursuant to Section 9.4, to the Company Stock Fund and thereafter distributed. Under no circumstances will a fractional Share be distributed.

                                     ARTICLE XII

                              WITHDRAWALS WHILE EMPLOYED

               12.1. Elective Right to Make Certain Withdrawals. (a) Any Participant may withdraw any part of his Account which is attributable to

                            (i)  After-Tax Unmatched Contributions, and

                            (ii)  After-Tax Matched Contributions which
          have been in the Account for at least one full Plan Year after the contributions are made.

          Any withdrawal under this subsection (a) shall be deemed made in the order listed above.

                       (b)  In addition to the rights set forth in
          subsection (a), any Participant who has attained age 59-1/2 may withdraw all or any part of his Account which is attributable to

                            (i)  Before-Tax Matched Contributions which
          have been in his Account for at least one full Plan Year after the contributions are made,

                            (ii)  Before-Tax Unmatched Contributions, and

                            (iii)  Company Matching Contributions which
          have been in his Account for at least one full Plan Year after the contributions are made.

               Withdrawals under this subsection (b) shall be deemed made in the order listed above.

                       (c) Subject to Section 11.7, amounts withdrawn under this Section 12.1 shall be distributed in cash. Amounts which are to be distributed in cash shall be expressed in whole dollars unless the entire amount of the part of the Account subject to withdrawal is being withdrawn. Interests in the Investment Funds which are to be distributed shall be valued as of the end of the Processing Period as of which a distribution is made; provided that, if Share accounting is used, the value of any full or fractional Shares which are to be distributed in cash shall be based on the Mean Price at the end of the Processing Period as of which a distribution is determined and made.

                       (d) A Participant who has attained age 55 and for whom the diversification requirements of Section 401(a)(28) of the Code cannot be satisfied for any Plan Year by a change of investments under Article VIII shall be permitted to withdraw so much of the vested Company Matching Contribution portion of his Account as may be necessary to satisfy such diversification requirements. To request a withdrawal under this Section, a Participant must deliver the appropriate withdrawal form, properly completed, on or before the 90th day following the close of such Plan Year. Withdrawals under this subsection shall be distributed within 180 days following the end of the Plan Year to which the withdrawal relates.

               12.2. Protected Withdrawal Rights. Any Participant with an account balance in a Related Plan as of March 31, 1994, whose account is transferred from the Related Plan to this Plan shall be entitled to any elective distribution or withdrawal right under the Related Plan in effect on March 31, 1994, with respect to such account balance; provided that any limitations or suspension penalties on such elective distribution or withdrawal rights in effect under the Related Plan on March 31, 1994 may be reduced or eliminated in accordance with rules promulgated by the Committee. During any period of suspension on account of withdrawal, the Participant will not be permitted to make any Personal Contributions to this Plan.

               12.3. Withdrawal Procedure. A Participant may request a withdrawal under this Article XII by delivering such request to the Employee Stock Plans Department in accordance with procedures prescribed by the Committee. Withdrawals shall be effective as of the last day of a Processing Period and shall be distributed as soon as administratively feasible after the end of such Processing Period. For purposes of determining the amount to be withdrawn, the value of the withdrawable portion of the Account as of the effective date of the withdrawal shall govern. Except as may be required for certain withdrawals made pursuant to
          Section 12.2, withdrawals shall be distributed in Shares or cash at the Participant's election.

               12.4. Frequency of Withdrawals. No more than two withdrawals may be made under this Article in any period of twelve consecutive months.

                                     ARTICLE XIII

                                 HARDSHIP WITHDRAWALS

                13.1. Eligibility and Procedure. This Article is applicable only to the portions of a Participant's vested Account which cannot be withdrawn under Article XII excluding any earnings on Before-Tax Contributions accumulated after December 31, 1988.

                       (a) Any Participant who has suffered a hardship may withdraw all or any part of such portions of his Account upon application to the Committee and demonstration to the Committee's satisfaction that a hardship exists.

                       (b) For purposes of this Article, a distribution will be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made in accordance with uniform and non-discriminatory rules promulgated by the Committee. The Committee shall require exhaustion of all other resources reasonably available to the Participant, including loans and distributions from the Plan, before granting an application hereunder. A loan shall not be required if repayment thereof would constitute a hardship.

                       (c)  Subject to Section 11.7 the amount of a
          withdrawal under this Article shall be delivered to the Participant in cash from investments of the Participant's Account other than Shares except as (and only to the extent) necessary to realize sufficient cash to fund the withdrawal.

                       (d) In administering this Article the Committee shall be entitled to act in reliance on any applicable U. S. Treasury Regulations.

                       (e) No more than one withdrawal under this Article, may be made in any consecutive period of twelve months.

                       (f) No withdrawal will be permitted which will reduce the amount of a Participant's Account which is then held as collateral to secure a loan under Article XIV.

                       (g)  If a Participant shall have a hardship
          withdrawal approved, he shall be suspended from Plan participation for twelve months from the date of distribution.

          Such suspension shall run concurrently with any other suspension then in effect.

                       (h)  Withdrawals under this Article shall be
          distributed as soon as administratively feasible after the end of the Processing Period during which the Committee approves the Participant's application.

                                     ARTICLE XIV

                                LOANS TO PARTICIPANTS

               14.l.   Procedure and Terms.  A Participant may apply to the
          Committee for a loan from his Account and the Committee shall grant such a loan, but only on the following conditions:

                       (a) Maximum loan amounts are the lesser of (i) $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or (ii) 50% of the vested portion of the Account. In computing the maximum amount of a loan, any Company Matching Contributions which have not been in the Plan for one full Plan Year shall not be considered.

                       (b) A Participant may have no more than two loans outstanding at any time.

                       (c)  The minimum amount of any loan shall be $1,000.

                       (d) The loan shall be evidenced by a note on a form approved by the Committee and shall bear interest at a rate of one percentage point above the "prime rate" published by Morgan Guaranty Trust Company of New York at the close of business on the last business day of the prior calendar quarter, as determined by the Committee for each calendar quarter. The loan shall be secured by a portion of the Participant's Account equivalent to the amount of the loan and shall be repayable in level installments of principal and interest over a period not to exceed five years from the date of such loan. Notwithstanding the foregoing sentence, if the proceeds of a loan are to be used to acquire a dwelling unit which is to be used, within a reasonable period of time after the loan is made, as the principal residence of the Participant, the loan shall be repayable over such a period, not to exceed ten years, as the Committee shall determine. The note shall be subject to prepayment at any time, but only in full, and not in part, without premium or penalty. Except as the Committee shall otherwise determine, payments on the note shall be made only by way of payroll deductions and shall be invested in accordance with the current method of investment for the Participant's current Before-Tax Unmatched Contributions. If no Before-Tax

          Unmatched Contributions are then being made, the Participant shall direct how loan payments are to be invested.

                       (e)  In the event a note or any installment
          thereunder is not paid when due, the Committee shall give written notice to the Participant sent to his last known address at such time as the Committee shall deem appropriate. After the Participant shall be 90 days in arrears on loan payments, the Committee shall determine the loan to be in default. The Trustee shall thereafter have the right to take recourse against the collateral securing the same, with full right to exercise all remedies granted a secured party under the applicable laws (including the Uniform Commercial Code) as in effect in the various jurisdiction(s) in which the collateral may be located; provided: (i) in no event shall the Trustee file a claim under any bankruptcy proceeding for the debt represented by the note;
          (ii) if an event occurs whereby the Participant would receive a distribution of his Account balance, such distribution shall consist of the defaulted note and the remainder of the assets of the Account; and (iii) in no event shall the defaulted note be distributed until the Participant would be eligible to elect to receive distribution of his Account balance pursuant to Section 12.1, even though a taxable distribution may be deemed to have occurred at an earlier time under applicable provisions of the Code.

                       (f) Any such loan shall be treated as a segregated investment for the appropriate portion of the Account of the borrowing Participant, the interest thereon shall be credited only to such portion of his Account (and not to the general earnings of the Fund), and for the purposes of allocating income of the Fund or any other appreciation or depreciation of the Fund for any Plan Year the Account of such borrowing Participant shall be treated as not including the unpaid amount of such borrowing (but for all other purposes of this Plan, including the provisions dealing with the allocation of contributions and the valuation of the corpus of the Trust, the amount of such borrowing shall continue to be treated as part of the borrowing Participant's Account, having a fair market value exactly equal to the unpaid principal balance thereof at any time when it is necessary to determine its fair market value).

                       (g) An application for a loan must be submitted and shall be processed and disbursed in accordance with procedures established by the Committee.

                       (h)  The loan will be made in cash, from the
          investments of the Participant's Account other than Shares except as (and only to the extent) necessary to realize sufficient cash to fund the loan.

                       (i)  If a Participant becomes entitled to a
          termination distribution before the loan has been repaid in full, the Trustee will distribute the Participant's note, endorsed without recourse, as part of the resulting distribution of the Participant's Account unless the loan is repaid at that time or the termination distribution is deferred as provided in Section 11.2.

                       (j)  If so determined by the Committee, a
          Participant requesting a loan shall pay all out-of-pocket administrative and filing fees incurred in processing his loan.

                       (k) A waiting period of two full calendar months is required after a loan is repaid in any manner before a new loan of the same type may be effective.

                       (l) The Committee shall have the authority, but shall not be required, to undertake such investigation of a Participant's employment or creditworthiness as the Committee shall determine from time to time.

                       (m) Any Participant with respect to whom a loan has been determined by the Committee to be in default shall not be permitted to commence another loan of any type until five years have elapsed from the end of the month in which the loan was determined to be in default.

                       (n) Other than to determine whether an extended term is available under Section 14.1(d), the Committee shall not take into consideration the purpose for which the Participant intends to use the proceeds.

                       (o) If a Participant directs that his payroll deductions for loan payments are to be discontinued prior to the full repayment of his loan, he shall be prohibited from making another loan from the Plan for ten years from the date of such direction, and shall be suspended from participation for five years from the date of such direction.

                                      ARTICLE XV

                             DESIGNATION OF A BENEFICIARY

               15.1. Procedure and Effect. (a) Except as otherwise provided in this Article or by law, any amount distributable under this Plan as a result of or following the death of a Participant shall be applied only for the benefit of the Beneficiary or Beneficiaries designated pursuant to this Article by the Participant on whose behalf the amount payable was accumulated. Each Participant shall specifically designate, by name, on forms provided by the Committee, the Beneficiary(ies) to whom such payment shall be made. Such designation may be made at any time satisfactory to the Committee. Except as provided in Subsection (b) hereof, a designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time by filing a new Beneficiary designation form with the Committee. The filing of a new form shall automatically revoke any forms previously filed with the Committee. A Beneficiary designation form not properly filed with the Committee prior to the death of the Participant shall have no validity under the Plan.

          Any such designation shall be contingent on the designated Beneficiary surviving the Participant, and if the designated Beneficiary survives the Participant but dies before receiving the entire amount distributable to him hereunder, the amount which would otherwise have been so distributed shall be paid to the estate of the deceased Beneficiary unless a contrary direction was made by the Participant, in which case such direction shall control. More than one Beneficiary, and alternative or contingent Beneficiaries, may be designated, in which case the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent Beneficiaries, all of which must be satisfactory to the Committee. All payments and distributions to a Beneficiary or Beneficiaries shall always be of the total amount of the Participant's Account which is then subject to distribution, and no such payments or distributions shall be made in installments or as an annuity.

                       (b) In any situation where a married Participant wishes to designate a Beneficiary other than his spouse to receive benefits upon the Participant's death, such a designation shall not be a qualified Beneficiary designation, and shall not be recognized under this Plan, unless it is accompanied by one of the following:

                            (i) a written consent, in form satisfactory to the Committee, whereby the spouse to whom the Participant is married at the time of his death consents to the designation of the Beneficiary and acknowledges the effect of the designation, and which is witnessed by either a notary public, a member of the Committee or other plan representative; or

                            (ii) proof satisfactory to the Committee that such a written consent cannot be obtained because the spouse cannot be located or such other circumstances as U.S. Treasury Regulations may prescribe.

          Spousal consent to the designation of a non-spouse Beneficiary shall not be valid unless such consent is executed and filed with the Committee prior to the Participant's death.

                       (c) If (i) no such designation is on file with the Committee at the time of the Participant's death, or (ii) if a designation on file is not valid, based upon the Participant's marital status on his date of death, the Participant's surviving spouse (if he is married at the time of his death) or the Participant's estate (if it is established to the satisfaction of the Committee that he is not then married) shall be conclusively deemed to be the Beneficiary designated to receive any amounts distributable under this Plan. In determining any question concerning a Participant's beneficiary, the latest designation filed with the Committee shall control and intervening changes in circumstances shall be ignored.

          By way of example, if a Participant designates his spouse as Beneficiary but thereafter is divorced from such spouse and is not remarried on his date of death, such designation shall remain valid unless he filed a later beneficiary designation form with the Committee. Further, if a Participant at any time during his participation files a beneficiary designation form which, because of other provisions of this Plan or applicable federal law, is not effective at the time it is filed or later becomes ineffective for any period of time (this could occur, for example, by reason of an intervening marriage during which the current spouse would automatically be entitled to benefits under this Article or as otherwise required by law), and such individual's marital status or other circumstances change so that, on the date of death such designation would be effective, such designation shall be controlling notwithstanding any intervening period of ineffectiveness.

                       (d) In addition to the foregoing limitations on a Participant's right to have this Plan recognize his Beneficiary designation, a Participant's designation shall automatically be modified to the extent necessary to comply with the terms of any Qualified Domestic Relations Order (within the meaning of
          Section 414(p) of the Code) received by the Plan affecting the Participant's benefits under this Plan. In interpreting this Section, any applicable U.S. Treasury or Department of Labor Regulations shall be complied with.

                       (e) If any amount distributable hereunder is payable to a minor or other person under legal disability, distributions thereof shall be made in one (or any combination) of the following ways, as the Committee shall determine in its sole discretion:

                            (i)  directly to said minor or other person;

                            (ii)  to the legal representatives of said
          minor or other person; or

                            (iii) to some relative of such minor for the support, welfare or education of such minor.

          Neither the Company, any Participating Employer, the Committee nor the Trustee shall be required to see to the application of any distribution so made, and the receipt by the person to whom such distribution is actually made shall fully discharge the Company, each Participating Employer, the Committee and the Trustee from any further accountability or responsibility with respect to the amount so distributed.

                       (f)  The amount payable to the Participant's
          Beneficiaries shall be all amounts remaining in the Trust Fund on the Participant's date of death. If the Participant, prior to his death, had requested any withdrawal or if any type of distribution had otherwise commenced, and a check or stock certificate was issued on or prior to his date of death, such funds shall remain payable to the Participant, as opposed to his beneficiaries, even if not received prior to his death. Any check or stock certificate issued after the Participant's date of death shall be the property of his Beneficiaries determined in accordance with this Section.

               15.2. Renunciation of Death Benefit. A Beneficiary of a Participant entitled to a benefit under this Plan may disclaim his right to all or any portion of such benefit by filing with the Committee a written irrevocable and unqualified refusal to accept the benefit. Such renunciation must be filed before payment to the Beneficiary of any part of the benefit to which the Beneficiary is otherwise entitled, but no later than nine months after the death of such a Participant. Any benefit so disclaimed shall be distributable to the person or persons (and in the proportions) to which such benefit would have been distributable if the disclaiming Beneficiary had predeceased the Participant.

                                     ARTICLE XVI

                                  LOST DISTRIBUTEES

               16.1. Disposition of Accounts Payable to Persons Who Cannot Be Located. If the Committee is unable to locate any person entitled to receive a distribution hereunder, or the estate of such person, if he is deceased, and if, under this Plan, his estate is entitled to receive any amount distributable, within two years after the same becomes distributable, during which period the Committee shall have made a reasonable search for such person and/or his estate, the right and interest of such distributee in and to the amount distributable shall terminate on the last day of such two-year period, and the amount so distributable shall be applied to reduce the administrative expenses of the Plan; provided, however, that if the Participant or his Beneficiary(ies) or estate should later make a claim for benefits hereunder or otherwise be located, the amounts so applied shall be reinstated and used and applied only for the benefit of such Participant, his Beneficiary(ies) or estate, as otherwise provided by this Plan.

               16.2. Efforts To Locate Distributees. In its search for any distributee, the Committee (or the Trustee, at the direction of the Committee) shall mail a notice, postage prepaid, by U.S. registered or certified mail, return receipt requested and return postage guaranteed, to the last known address of such distributee or (if the distributee is not the Participant and if the address of the distributee is not known or if the notice sent to such distributee is returned unclaimed or addressee unknown) to such distributee in care of the last known address of the Participant for whose benefit the Account to be distributed was accumulated. Such action shall constitute a reasonable search for such distributee.

                                     ARTICLE XVII

                               AMENDMENT OR TERMINATION

               17.1. Amendment. (a) The Company, for itself and for each other Participating Employer, reserves the absolute right to modify, amend or terminate this Plan in whole or in part, at any time and from time to time, by action of the Board (or if authorized by Board resolution, the President of the Company) or, subject to the limitations stated in Section 18.3(c), the Committee, effective as of any specified current, prior or future date. A copy of the instrument by which any such action is taken shall promptly be delivered to the Trustee and to the corporate secretary of the Company. This Plan shall not, however, be modified or amended in any manner which would

                            (i)  reduce the amount credited to a
          Participant's Account unless such reduction is required in order to prevent the issuance by the Internal Revenue Service of an adverse determination letter as to the qualified status of the Plan under Section 401 of the Code, or shall be necessary to bring the provisions of this Plan into conformity with any applicable law or regulation so that contributions of the Participating Employers hereunder and dividend payments shall be deductible for federal income tax purposes, or to satisfy the prohibited transaction exemption requirements under the Code and ERISA, or shall be necessary in order to qualify the Trust by which this Plan is funded as exempt from tax under Section 501 of the Code, or to continue the qualified status of such Trust; or

                            (ii) permit any portion of the Fund to be used for or diverted to purposes other than (A) for the exclusive benefit of Participants, their Beneficiaries or estates, and (B) for the administrative expenses of this Plan; or

                            (iii) cause any part of the Fund to revert to any of the Employing Companies (except as provided in paragraph
          (i) above or in Section 24.1); or

                            (iv) increase the duties or liabilities of the Trustee without its consent;

          provided, that any modification or amendment which would result in the loss by the Plan of its qualified status under Section 401 of the Code, or in the loss by the Trust of its tax exempt status under Section 501 of the Code, shall be retroactively null and void as if such amendment had never been made.

                       (b)  All Participating Employers and their
          Employees, and all Participants and their Beneficiaries and estates, shall be bound by any amendment effected by the Company pursuant to this Section.

               17.2. Termination. Every Participating Employer reserves the right to terminate its participation in this Plan voluntarily as of any specified current or future date (or, if no date be specified, as of the date of delivery of the certified copy of the authorizing resolution to the Trustee as hereinafter required) by action of its Board of Directors and by delivering a certified copy of the resolution by which such action is taken to the Committee and to the Trustee. In addition, the participation of any Participating Employer in this Plan shall be automatically terminated upon a dissolution of such Participating Employer (but not upon a merger, consolidation, reorganization or recapitalization thereof if the surviving corporation therein is a Subsidiary and is already a Participating Employer or specifically assumes this Plan and agrees to be bound by the terms hereof), or upon such Participating Employer being legally adjudicated a bankrupt, or upon the appointment of a receiver or trustee in bankruptcy with respect to such Participating Employer's assets and business if such appointment is not set aside within 90 days thereafter, or upon the making by such Participating Employer of a general assignment for the benefit of creditors, or if such Participating Employer ceases to be a Subsidiary. Upon a termination of participation as aforesaid, or in the event of a complete and permanent discontinuance of contributions to this Plan by a Participating Employer (whether or not pursuant to action by its Board of Directors and whether or not, if pursuant to such action, a certified copy of the authorizing resolution is delivered to the Trustee), no additional Employees of such Participating Employer shall become eligible to participate herein, and any undistributed balance in any Account shall immediately and fully vest in favor of the person for whom such Account was established and shall become non-forfeitable. Should a partial termination of this Plan occur, as determined in accordance with Federal law and regulation, such partial termination shall have the same effect as, and shall be treated the same as, a termination of the Plan, except that in such case the provisions of Sections 17.3(b) and
          (c) governing termination shall be applied only to those persons affected by such partial termination, whose undistributed Account balances shall thereupon be immediately fully vested and non-forfeitable.

               17.3. Disposition of Assets on Termination. (a) Not-withstanding that the participation of a Participating Employer in this Plan may be terminated pursuant to Section 17.2, the Trust by which this Plan is funded shall continue in full effect, but the Trustee shall make a valuation of the Fund as of the date of such termination of participation in the manner provided with respect to regular valuations, and shall segregate from the Fund all Shares and other investments attributable to the Accounts of all Participants then or theretofore employed by such terminating Participating Employer which have vested and become non-forfeitable.

                       (b) If the terminating Participating Employer has ceased doing business or has been dissolved, or if any other event has occurred as a result of which no Participant continues to be employed by such Participating Employer (so that all such Participants shall be deemed to have severed their employment with such Participating Employer within the meaning of Section 402(d)(4)(A)(iii) of the Internal Revenue Code), the Trustee shall distribute to each Participant formerly employed by such Participating Employer his proportionate share of the assets segregated from the Fund in the manner provided above, as reflected by his adjusted Account balance, less distribution expenses. Until the segregated assets have been fully distributed, the Trustee shall continue to possess all powers, rights, privileges and immunities with which it was invested by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution, and all expenses of administration of the segregated assets shall be charged to and paid out of such assets.

                       (c) If, notwithstanding the termination, all or any of the Participants shall continue in the employ of such terminating Participating Employer or of an entity so related to such terminating Participating Employer that such Participants shall be deemed not to have severed their employment with it within the meaning of Section 402(d)(4)(A)(iii) of the Code, the assets which would otherwise be distributable to them shall be retained by the Trustee, which shall continue to administer such assets subject to the provisions of the Trust, until such time as the same shall be otherwise distributable under this Plan, and during such administration, all expenses of administration of such amounts shall be charged to and paid out of such assets.

                       (d) Notwithstanding anything to the contrary in this Section 17.3, no distribution shall be made to the former employees of the terminating Participating Employer if such distribution would violate Section 401(k)(2)(B) of the Code. In such case, the assets which would otherwise be distributable shall be retained by the Trustee, which shall continue to administer such assets subject to the provisions of the Trust until such time as the same may be distributable under such section of the Code, and during such administration, all expenses of administration of such amounts shall be charged to and paid out of such assets.

               17.4. Effect of Termination by the Company. If the Company terminates its participation in this Plan, such termination shall result in the immediate termination of this Plan in its entirety, as to all Participating Employers, whereupon every Account which contains an undistributed balance shall immediately and fully vest in favor of the person for whom it was established, and shall become non-forfeitable.

                                    ARTICLE XVIII

                               ADMINISTRATIVE COMMITTEE

               18.1. Appointment. The actual administration of this Plan shall be conducted by a Committee of not less than three (3) persons appointed from time to time by, and to serve at the pleasure of, the President of the Company. The number of persons constituting the Committee may be increased or decreased (but not below three) at any time and from time to time by the President. Any officer, director or Employee of any of the Employing Companies may be appointed to the Committee, but Committee members need not be either Employees or Participants. Any member of the Committee may resign by delivering his written resignation to the Company's President and to the then-acting Secretary of the Committee. The members of the Committee shall serve as such without compensation.

               18.2. Organization. The members of the Committee shall elect a Chairman (who shall be a member of the Committee) and a Secretary (who may, but need not, be a member of the Commit-tee), who shall have the powers and duties usually incident to their respective offices. The Committee may appoint from its membership such subcommittees, and delegate such of its powers thereto, as it may determine, and may authorize one or more of its members, or any agent, to execute and deliver any instrument, or, on its behalf, to authorize or direct any payment or distribution permitted or required by this Plan. The Committee may delegate to any agents such duties and powers, both ministerial and discretionary, as it deems appropriate, by an instrument in writing which specifies which such duties are so delegated and to whom each such duty is so delegated.

               18.3. Powers. The Committee shall have full power and authority to administer this Plan in all respects, including without limitation, full power and authority:

                       (a) To construe the Plan and to determine all questions which may arise thereunder relating to the administration of the Plan, including questions relating to the eligibility of Employees to participate in the Plan and the status and rights of Participants, Beneficiaries, and other persons hereunder; provided, however, that if the Committee deems any language of this Plan so ambiguous or unclear that its reasonable meaning or application cannot be determined, the Committee may, if it so desires and in its sole discretion, submit such language to the Board with a request that it adopt a resolution interpreting such language or establishing rules for its application, and any such resolution adopted by it shall be binding upon all parties interested in the Plan. If the Committee so desires, it may (but need not) submit such language to counsel for interpretation prior to requesting action by the Board. Unless the Board has adopted a particular interpretation of specific Plan language, or has established rules for its application, any decision of, or action taken by, the Committee shall be final and binding upon all parties interested in the Plan. Any discretionary actions taken, or rules adopted by the Committee or the Board, shall be administered uniformly and applied with equal effectiveness and in a non-discriminatory manner to all persons similarly situated.

                       (b)  To establish limitations on changes in
          investments by Participants as may be necessary to assure compliance with any contractual restrictions governing any fund, guaranteed interest contract or other investment, and, in its sole discretion, to establish rules and regulations governing, and to administer, loans and hardship withdrawals hereunder, including all necessary processing and the exercise of any discretion associated therewith.

                       (c) To modify or amend this Plan and the Trust Agreement, at any time and from time to time, effective as of any specified current, prior or future date, provided, however, that the Committee shall have no authority to:

                            (i)  Add or remove any Participating Employer;
          or

                            (ii)  Except as provided in Subsection (d)
          below, change any provision relating to the Company Matching Contribution formula, participation, eligibility to participate, vesting, withdrawals, distributions, or limitations on contributions or benefits, except in regard to procedural or technical matters in a way calculated to lessen administrative burdens or as necessary to comply with applicable law.

                       (d) To appoint an agent for service of process in any action or proceeding involving this Plan, who may (but need not) be either a member of the Committee, an Employee or a Participant.

                       (e) To employ such counsel, accountants and agents (who may serve any of the Employing Companies in a similar capacity) and to contract for such clerical and accounting assistance, and to delegate ministerial authority (including the authority to instruct the Trustee respecting the amount and time for payment of any benefit hereunder, and the identity of the payee(s) thereof) to such person(s) selected by it, as it may deem necessary or desirable, and all fees, charges and costs incurred thereby shall be treated as an expense of the Plan and paid in the manner provided for other expenses of the Plan.

                       (f) The Committee shall have no obligation or right to manage or direct the investment of the Fund, except the right to direct the Trustee as to which, if any, collective investment funds shall be selected for the Investment Funds.

                       (g) To require such information from Participants as it may deem necessary, in its absolute discretion, to make determinations as to the status of paternity or maternity leaves, marital status or the location of a Participant's spouse, or the adequacy of any hardship circumstance as contemplated under
          Article XIII.

                       (h) To make such determinations concerning the qualified status of domestic relations orders affecting
          Participants as are required by law and to adopt such rules and procedures relating thereto as the Committee deems appropriate in its absolute discretion.

               18.4. Forms and Procedures. Participant enrollments, contribution rate elections, investment elections, loan applications, withdrawal applications and distribution applications may be carried out by use of telephone voice response devices to the extent the Committee so determines. The Committee shall adopt all forms and procedures it deems necessary or appropriate for the administration of this Plan and may change such forms and procedures from time to time as it sees fit. In instances in which no time period is stated in this Plan, the Committee shall adopt reasonable time periods for the doing of any act, which may take the form of a required notice period in advance of the date on which an action is to become effective or of a period after some event during which, or upon the expiration of which, an action may be timely taken. The Committee shall have the power, under uniform and non-discriminatory rules, and for good cause or administrative convenience, to waive strict adherence to any time period or other requirement stated in this Plan or established by the Committee.

               18.5. Meetings. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine, and may, if it so desires, by resolution, provide for regular meetings. In lieu of any meeting, the Committee may act by written consent signed by a majority of the members of the Committee and filed with the Secretary thereof, whether executed before or after the stated effective date thereof, and such consent shall have the same effect as if the action thereby taken had been taken at a meeting duly called and held.

               18.6. Records. The Secretary of the Committee shall keep records of all meetings of the Committee and shall forward all necessary communications to the Trustee. The Committee shall preserve the accounts of the fiscal transactions of the Plan submitted by the Trustee, and shall keep in convenient form such data as may be necessary for calculating the financial condition of the Plan and for determining any benefit or other right hereunder.

               18.7. Applications for Benefits; Appeal From Denial of Benefits. Any application for any payment, distribution, withdrawal or loan under this Plan, whether by a Participant or by a Beneficiary, shall be submitted in accordance with procedures prescribed by the Committee. Any properly completed application submitted to the Committee shall constitute a claim under the Plan, and the Committee shall then grant or deny such claim as soon as is reasonably practicable. The Committee shall render its decision on the claim not later than 90 days after receipt of the claim, and shall notify the claimant of its decision; provided, however, that in special circumstances, as found by the Committee, the Committee may by notice to the claimant extend the time for its decision in order to permit processing or otherwise meet the special circumstances, in which case the decision shall be rendered as soon as practicable, but not later than 180 days after the receipt of the claim. In any instance where a claim is denied in whole or in part by the Committee, the Committee shall forthwith furnish a copy of its decision to the claimant, in writing, setting forth the following:

                       (a) The specific reason or reasons for the denial of the claim;

                       (b) Specific reference to the pertinent Plan provision(s) on which such denial is based;

                       (c) If the denial was occasioned by the failure of the claimant to furnish any necessary information, a description of the additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                       (d) Appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

          Any claimant whose application for payment, distribution, loan or withdrawal has been denied may appeal such denial by filing an appeal and request for review with the Committee not later than 60 days after his receipt of the notice of denial of his claim. The Committee shall then promptly review its decision, reconsidering the facts of the case and taking into account any new or additional information which may be submitted by the claimant, and shall render its decision not later than 60 days after receipt of the appeal and request for review; provided, however that in special circumstances, as found by the Committee, the Committee may by notice to the Claimant extend the time for its decision in order to permit processing or otherwise meet the special circumstances, in which case the decision shall be rendered as soon as practicable, but not later than 120 days after the receipt of the request for review. In connection with such review, the claimant or his duly authorized representative may review all pertinent documents and records and may submit issues and comments in writing. The Committee's decision on the appeal shall be reported to the claimant, in writing, in the same manner as an original decision, and no further appeal to the Committee shall be permitted under this Plan.

               18.8. Liability of Committee. (a) The Committee shall be responsible only for its own acts and omissions, and except as provided in ERISA Section 405 (29 U.S.C. 1105) shall have no liability to any person or party whomsoever for the acts or omissions of others. The Company shall indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Committee, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by ERISA, but not as to any matter in which he shall be finally adjudged in such action, suit or proceeding (i) to be liable for misconduct in the performance of his duties as such member or (ii) to have breached with respect to the Plan or its Trust any fiduciary duty imposed on him by ERISA for which personal liability is imposed on him and, in either instance, for which indemnification would be contrary to public policy, as set forth in any applicable statute or judicial decision. The foregoing right of indemnification shall extend to any action, suit or proceeding which may be settled or compromised prior to final judgment, and shall not be exclusive of any other rights to which any such Committee member may be entitled as a matter of law.

                       (b) Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Committee member is proper in the circumstances because he has met the applicable standards of conduct set forth in ERISA. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
          (iii) by the stockholders of the Company. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board in a specific case, upon receipt of an undertaking by or on behalf of the Committee member to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by ERISA and this Article.

                       (c) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested members of the Board, both as to action in his official capacity as a member of the Committee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Committee member and shall inure to the benefit of the heirs, executors and administrators of such person.

                       (d)  The Board may authorize, to the extent
          permitted by ERISA, the purchase and maintenance of insurance on behalf of any person who is or was a member of the Committee against any liability asserted against him and incurred by him in such capacity or arising out of his status as such.

                       (e) Except as otherwise required by law, no bond or other security shall be required of any member of the Committee for the faithful performance of his duties as such.

                                     ARTICLE XIX

               PROHIBITION AGAINST VOLUNTARY OR INVOLUNTARY ASSIGNMENTS

               19.1. No Liability for Participants' Debts. Except as otherwise required by law or provided in Article XIV, neither this Plan nor the Trust by which it is funded shall be liable for or subject to the debts or liabilities of any Participant or

          Beneficiary hereunder, and no amount payable hereunder shall at any time or in any manner be subject to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. Notwithstanding the foregoing, this Plan shall comply with the terms of any domestic relations order which is found by the Committee to be "qualified" in accordance with Section 414(p) of the Code. Any such order which is found by the Committee not to be so qualified shall not be complied with. The Committee shall adopt written procedures for making determinations concerning the qualified status of domestic relations orders.

                                      ARTICLE XX

                              COMPETENCY OF DISTRIBUTEES

               20.1. Distributees Presumed Competent. Every person receiving or claiming any benefit under this Plan shall be conclusively presumed to be mentally competent and of legal age until the Committee and/or Trustee receives a written notice, in form and substance acceptable to them, that any such person is incompetent, is a minor or that a guardian or other person legally vested with the care of his estate has been appointed.

               20.2. Facility of Payment. (a) If any amount is payable hereunder to a minor or other person under legal disability or otherwise incapable of managing his or her own affairs, as determined by the Committee, payment thereof shall be made in one (or any combination) of the following ways, as the Committee shall determine in its sole discretion:

                            (i)  directly to said minor or other person;

                            (ii)  to a custodian for said minor or other
          person (whether designated by the Committee or any other person) under the Missouri Transfers to Minors Law, the Missouri Personal Custodian Law or a similar law of any other jurisdiction;

                            (iii) to the conservator of the estate of said minor or other person; or

                            (iv) to some relative or friend of such minor or other person for the support, welfare or education of such minor or other person.

                       (b) If the Committee determines that any amount shall be paid to a relative or friend of such minor or other person for the support, welfare or education of such minor or other person, and the amount would otherwise be required to be distributed in the form of Shares, the relative or friend to whom such amount is payable shall have the right to elect that the entire distribution be made in the form of cash rather than Shares.

                       (c) The Committee shall not be required to see to the application of any payment made pursuant to this Section 20.2, and the receipt of the person to whom such payment is actually made shall fully discharge the Committee from any further accountability or responsibility with respect to the amount so paid.

                                     ARTICLE XXI

                          BECOMING A PARTICIPATING EMPLOYER

               21.1. Authorization and Procedure. (a) Any Subsidiary may, with the consent of the President of the Company, adopt this Plan and become a Participating Employer hereunder. Any such Subsidiary which desires to become a Participating Employer shall deliver to the Committee an executed participation agreement which is satisfactory to the Committee in form and substance. Thenceforth such entity shall be a Participating Employer hereunder for all purposes and shall be bound by each and every provision of this Plan and of the Trust Agreement.

                       (b) Each new Participating Employer shall deliver or cause to have delivered to the Committee such information as the Committee may request for purposes of implementing the Plan as regards such Participating Employer and such of its Employees as are or may become eligible to participate herein.

               21.2. Effect of Being a Participating Employer. Except as hereinafter provided in this Section, the contributions made by each Participating Employer shall be credited, and forfeitures reducing its contributions shall be reallocated, only to the Accounts of those Participants who are employed by it. The transfer of a Participant from the employ of one Participating Employer to the employ of another Participating Employer shall not result in the termination of such Participant's participation in this Plan. However, in the event of any such transfer, the Committee shall thereupon annotate such Participant's Account so as to clearly identify it with the Participating Employer by which he is then employed. If any such transferred Participant thereafter terminates his employment with the Employing Companies under any circumstance giving rise to a forfeiture, any such forfeiture shall be allocated among the Participating Employers whose contributions were credited to such Participant's Account, in the ratio that the unvested amounts contributed for such Participant by each such Participating Employer bears to the total unvested amounts contributed for such Participant by all Participating Employers.

               21.3. Pooled Funds. Notwithstanding that there may be more than one Participating Employer, there shall be but a single Trust, consisting of such separate Investment Funds as are required under this Plan, and the Trustee shall invest and
                                          -61-
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          reinvest each of such Investment Funds as a single investment pool. The Trustee shall not be required to segregate the Account of any Participant for separate investment or otherwise, though separate records of all Participant's Accounts shall be maintained as required by Article IX hereof.

               21.4. Costs and Expenses. Any costs and expenses of operating and administering this Plan that are to be paid by the Participating Employers may be paid in full by the Company, and each Participating Employer shall then reimburse the Company for its equitable share thereof, as determined by the Committee in its sole discretion.

               21.5. Adoption of Plan Conditional. The adoption of this Plan by a Participating Employer shall be conditioned on such action not adversely affecting the qualified status of the Plan, or the tax exempt status of the Trust by which it is funded, whether determined with respect to the Plan and Trust as existing prior to the participation of such Participating Employer or as regards the participation thereof.

                                     ARTICLE XXII

               LIMITATIONS APPLICABLE TO ALL CONTRIBUTIONS TO THIS PLAN

               22.1. Special Limitation on Annual Additions For Any Participant For Any Year. (a) No Participant shall have an annual addition to his Account for any calendar year in excess of the amount then permitted under Section 415 of the Code.

                       (b) If a Participant shall, as a result of errors in estimating compensation or in determining the amount of elective deferrals (within the meaning of Code Section 402(a)(3)) that may be made with respect to any individual under the limits of Code Section 415, have allocated to his accounts under this Plan and all other defined contribution plans maintained by the Employing Companies which are "qualified" under Section 401(a) of the Code, an annual addition greater than the limit set out under
          Section 415 of the Code, such Participant's account under any other such defined contribution plan shall be reduced before any reductions are made to his account under this Plan. If such other defined contribution plan does not permit such reductions, reductions shall first be made under this Plan. If reductions are required under this Plan, such Participant's Personal and Company Contributions under this Plan shall be reduced or refunded as necessary in accordance with procedures established by the Committee.

                       (c)  In the case of a Participant who also
          participates in a defined benefit plan(s) which is maintained by the Employing Companies and which is "qualified" under Section 401(a) of the Code, the sum of such Participant's "defined
                                          -62-
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          benefit plan fraction" and his "defined contribution plan
          fraction" for any year shall not exceed the limit provided in
          Section 415 of the Code. If such fractions would exceed this limit, benefits shall be reduced or eliminated under such defined benefit plan, to the extent necessary to comply with Section 415 of the Code, before any reduction of benefits shall be made under this Plan.

                       (d) For purpose of this Section, "annual addition" shall mean the sum of the Before-Tax Contributions, After-Tax Contributions, and Company Matching Contributions allocated to the account of a Participant for the limitation year. The terms compensation, defined benefit plan fraction, and defined contribution plan fraction shall have the meanings provided in
          Section 415 of the Code. Section 415 of the Code, as in effect from time to time, and regulations promulgated thereunder, are incorporated herein by reference.

                                    ARTICLE XXIII

                    SPECIAL RULES FOR YEARS WHEN PLAN IS TOP-HEAVY

               23.1. Special Definitions and Rules of Construction. For purposes of applying the special rules set out in this Article the following terms shall have the following meanings:

                       (a) "Top-Heavy". Unless the Plan is required to be included in an aggregation group, this Plan will be a top-heavy plan with respect to any Plan Year if, as of the determination date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the Accounts of all Employees under the Plan. If the Plan is required to be included in an aggregation group for any Plan Year, the Plan will be top-heavy with respect to such Plan Year if the aggregation group is a top-heavy group.

                       (b)  "Aggregation Group".  Each plan of the
          Employing Companies in which a Key Employee is a Participant, and each other plan of the Employing Companies which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code. The Company may at its option treat any plan not required to be included in an aggregation group pursuant to the preceding sentence as being part of such group if such group would continue to meet the requirements of such Sections 401(a)(4) and 410 with such plan being taken into account.

                       (c)  "Top-Heavy Group".  Any aggregation group if:

                            (i)  the sum (as of the determination date) of:

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                                 (A)  the present value of the cumulative
               accrued benefits for Key Employees under all defined benefit plans included in such group, and

                                 (B)  the aggregate of the accounts
               (adjusted to include contributions due as of such determination date) of Key Employees under all defined contribution plans included in such group,

                            (ii)  exceeds 60 percent of a similar sum
          determined for all employees under such plans.

          For purposes of determining the present value of the cumulative accrued benefit for any Employee or the amount of the account of any Employee, (iii) such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the 5-year period ending on the determination date (including distributions under any terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group) and (iv) the valuation date shall be the most recent valuation date occurring within a twelve-month period ending on the determination date.

                       (d) "Determination Date". With respect to any plan year, the last day of the preceding plan year or, in the case of the first plan year of a plan, the last day of such first plan year. In the case of an aggregation group, a separate determination shall be made each calendar year for each plan within such aggregation group, as of each such plan's determination date which falls within such calendar year. The results of the separate determinations within the same calendar year shall then be added to determine the status of the aggregation group.

                       (e) "Key Employee". An Employee who, at any time during the Plan Year in question or any of the four preceding Plan Years, is or was:

                            (i)  an officer of the Employing Companies
          having an annual compensation from the Employing Companies greater than 150 percent of the amount in effect under Section 415(c)(1)(A) of the Code for such Plan Year;

                            (ii)  one of the ten employees having annual
          compensation from the Employing Companies of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning, within the meaning of Section 318 of the Code) the largest interests in the Employing Companies;

                            (iii)  a 5-percent owner of the Employing
          Companies; or

                            (iv)  a 1-percent owner of the Employing
          Companies having aggregate annual compensation from the Employing Companies combined in excess of $150,000; provided, however, that no more than 50 Employees in the aggregate (or, if less, the greater of 3 or 10 percent of the Employees of the Employing Companies) shall be treated as officers. For purposes of clause
          (ii), if two or more Employees have the same interest in the Employing Companies, the Employee having greater annual compensation from the Employing Companies shall be treated as having a larger interest.

                       (f) "5-percent Owner". Any person who owns (or is considered as owning within the meaning of Section 318 of the
          Code) more than 5 percent of the outstanding stock of the Employing Companies or stock possessing more than 5 percent of the total combined voting power of all stock of the Employing Companies.

                       (g) "1-percent Owner". Any person who owns (or is considered as owning within the meaning of Section 318 of the
          Code) more than 1 percent of the outstanding stock of the Employing Companies or stock possessing more than 1 percent of the total combined voting power of all stock of the Employing Companies.

                       (h) "Non-Key Employee". Any Employee who is not a Key Employee.

                       (i) For purposes of this Article, subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting "5 percent" for "50 percent", and the rules of subsections (b),
          (c), and (m) of Section 414 of the Code shall not apply for purposes of determining ownership.

                       (j) The terms Employee and Key Employee include their Beneficiaries.

                       (k) This Article shall not apply with respect to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers.

                       (l) If any individual is a Non-Key Employee with respect to the Plan for any Plan Year, but was a Key Employee with respect to the Plan for any prior Plan Year, the Account of

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          such individual shall not be taken into consideration in making the determinations hereunder.

                       (m)  If any individual has not received any
          compensation from the Employing Companies (other than benefits under this Plan) at any time during the five-year period ending on the applicable determination date, the Account of such individual shall not be taken into consideration in making the determination hereunder.

               23.2. Special Rules Applicable to Top-Heavy Years. If this Plan is a top-heavy plan for any Plan Year, then:

                       (a) Notwithstanding any provisions herein to the contrary, no Key Employee may have allocated to his Account for such Plan Year Before-Tax or Company Matching Contributions which, expressed as a percentage of his Compensation, exceed the Company Matching Contribution also expressed as a percentage of Compensation, of that Non-Key Eligible Employee whose Company Matching Contribution is the lowest percentage. The percentage calculations required by this subsection shall be made treating all defined contribution plans of the Company included in the aggregation group of plans as if they were a single plan, and any reduction in Before-Tax and Company Matching Contributions required by this provision shall be effected out of Before-Tax and Company Matching Contributions to this Plan first, before being allocated to any other plan. If the Before-Tax Company Matching Contributions which would otherwise be allocated to a Key Employee are reduced by operation of this provision, excess Personal Contributions shall be refunded to the Participant without penalty, to the end that the Participant's Personal Contributions for the Plan Year in question do not exceed the amount he would have contributed in order to receive only the recalculated Company Matching Contribution amount;

                       (b) The provision in (a) above shall not apply to any Non-Key Eligible Employee to the extent the Non-Key Eligible Employee is covered under any other plan or plans of an Employing Company if any such other plan is a defined benefit plan under which the Non-Key Eligible Employee shall receive the minimum accrued benefit required by Section 416(c) of the Code; and

                       (c) Paragraphs (2)(b) and (3)(b) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25" if the aggregate value of the accounts of Key Employees exceeds 90% of the aggregate value of the accounts of all Employees under the Plan or if the sum referred to in Section 23.1(c)(i) above exceeds 90% of a similar sum determined for all employees under all plans in the aggregation group.

                       (d)  For purposes of this Article, the term
          "compensation" shall be the amount of compensation determined under the provisions of Section 415(c)(3) of the Code.

               23.3. Operating Rules. (a) Contributions or benefits under chapter 2 (relating to tax on self-employment income), chapter 21 (relating to Federal Insurance Contributions Act) of the Code, or title II of the Social Security Act, or any other Federal or State law shall not be taken into account in applying
          Section 23.2.

                       (b) This Article shall be applied to all plans maintained by the Employing Companies in a manner consistent with regulations promulgated by the Secretary of the Treasury under the authority granted by Section 416(f) of the Code.

                       (c) This Article is included solely to permit the Plan to comply with Section 416 of the Code. Should this Plan ultimately be excused or exempted from the operation of such Section, either by statutory amendment or by any regulation or ruling of the U.S. Treasury or the Internal Revenue Service, this Article shall immediately and automatically be null and void and of no further force or effect.

                                     ARTICLE XXIV

                                    MISCELLANEOUS

               24.1. Return of Contributions. (a) It is the objective and intention of each Participating Employer that this amended and restated Plan shall continue to be a qualified plan within the meaning of Section 401 of the Code, the Trust of which continues to be exempt from Federal income tax under Section 501 of the Code. If the Internal Revenue Service rules, upon application to it for a favorable determination, that this Plan and its related Trust are so qualified and exempt, all contributions theretofore made by any Participating Employer shall be subject to the provisions of this Plan in all respects and may not be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and estates and the payment of the administrative expenses of this Plan, and may not be returned to any Participating Employer.

                       (b) Notwithstanding the foregoing or any other contrary provision herein contained, any erroneous Company Matching Contribution which is made by a mistake of fact may be returned to the Participating Employer which made such contribution if the mistake of fact is discovered and the return of such contribution is completed within one year after the payment of such contribution to the Plan. Furthermore, if after the Internal Revenue Service rules that the Plan and Trust are qualified and exempt, as contemplated by Subsection (a) above,
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
          any deduction for any Company Contribution hereto is denied as not allowable under Section 404(a)(3) of the Code, then such contribution, to the extent of such disallowed deduction, may be returned to the Participating Employer which made such contribution within one year after the disallowance of such deduction. Each and every Company contribution made pursuant to this Plan is contingent upon the allowance of a deduction for such contribution under Section 404 of the Code.

               24.2. Limitations of Liability and Rights. (a) Participation in this Plan shall not give any Participant any rights to any amounts hereunder except as specifically provided in this Plan, and no one in the employ of any Participating Employer, and no Participant or Beneficiary, shall be entitled to any amounts hereunder except to the extent that a right thereto is specifically fixed by the terms of this Plan and the assets of the Trust by which this Plan is funded are sufficient therefor.

                       (b) Except as provided in ERISA Section 405 (29 U.S.C. 1105), no Participating Employer, no officer, director or stockholder of any Participating Employer, and no member of the Committee, shall be liable for any act or omission of the Trustee with respect to its investment or administration of the Trust which is a part of this Plan.

                       (c) The establishment of this Plan shall not give any person any right to be continued in the employ of any Participating Employer or any of the Employing Companies, nor shall it interfere with or limit any right of any of the Employing Companies to terminate the employment of any person at any time.

               24.3. General Administration and Expenses. Except with respect to such duties as have specifically been delegated to the Committee, the Trustee or others hereunder, or which require the exercise of discretion, the Company or its nominees (who may be Employees) may perform all ministerial activities necessary to the efficient administration of this Plan, may maintain all proper files and records, and may provide all forms, notices and other documents in connection herewith. All notices, requests, directions and other orders or elections for which the Committee has adopted an official administrative form shall be effective only if submitted to the Committee on a properly completed and signed official form. All brokerage fees, commissions, stock transfer taxes and similar acquisition costs incurred on the purchase of any security (including any Shares) shall be treated as additional purchase price and all brokerage fees, commissions, stock transfer taxes and similar disposition costs incurred on the sale of any security (including any Shares) shall be treated as a reduction in sale proceeds, except that stock transfer taxes on Shares distributable in kind shall be charged against the Account of the distributee. Except as otherwise provided in the
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
          Trust Agreement, all other expenses of the Plan and its administration may be paid by the Participating Employers, in such proportions as they shall determine.

               24.4. Notice of Address. It is the duty of every Participant to keep his employer informed of his current post office address. Any communication, statement or notice addressed to a Participant at the latest post office address on file with the Employing Companies shall be binding upon such Participant for all purposes, and neither the Committee, the Trustee nor the Company shall be obligated to search for or attempt to ascertain the whereabouts of any person, except as provided in Article XVI.

               24.5. Data. Every person entitled to payments hereunder shall furnish such documents, evidence or other information to the Committee as the Committee may consider necessary or desirable for the administration of this Plan or for the protection of the Plan, the Committee or the Trustee. Each such person must furnish such information promptly and must sign such documents as the Committee may reasonably require before he shall receive any payment or distribution hereunder.

               24.6. Trust Agreement Related. The Trust Agreement and each of the provisions thereof shall be deemed a part of the this Plan for all purposes, and in case of a conflict between the provisions of the Trust Agreement and the provisions of this Plan, the provisions of this Plan shall control.

               24.7. Severability Clause. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

               24.8. Situs. This Plan shall be construed, regulated and administered according to ERISA.

               24.9. Succession. Except as otherwise provided herein, this Plan and each of the provisions hereof shall be binding upon each Participating Employer and any corporation(s) resulting from or surviving any merger, consolidation, reorganization or recapitalization of a Participating Employer or of a Participating Employer and one of more other corporations, and any corporation into which a Participating Employer may be liquidated.

               24.10. Execution. This Plan may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

               24.11. Merger of Plan or Transfer of Trust Assets. If this Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan or trust, then each Participant in the Plan shall (if the Plan shall then be terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

               24.12. Miscellaneous Rules of Construction. (a) Masculine pronouns include the feminine, the singular includes the plural, and the plural includes the singular, as the context or application demands. The words "herein", "hereunder", "hereof" and similar compounds of the word "here" refer to this entire Plan unless expressly limited to a particular article, section, sentence or other subdivision of this Plan.

                       (b) Titles to articles and headings of sections in this Plan are for convenience of reference only, and in case of conflict, the text of this Plan rather than such titles or headings shall control.

               24.13. Delayed Payments. Notwithstanding any other provision of the Plan, if the amount of a payment required to be paid on a date determined under this Plan, cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant, spouse or Beneficiary (if applicable) after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which such Participant, spouse or Beneficiary is located (whichever is applicable).

               24.14. Mistakes in Benefit Payments. In the event and to the extent that any payment to a Participant, spouse or Beneficiary is determined by the Committee to have been in error, the Committee and the Trustee shall determine the extent of the error, and shall take action to correct the error in an equitable manner, as determined in the sole discretion of the Committee, consistent with the following:

                       (a) In the event that an amount paid in error is less than the amount which should have been paid, the Committee shall direct the Trustee to distribute the difference between the amount paid and the amount which should have been paid to the Participant, spouse or Beneficiary;

                       (b) In the event that the amount paid in error exceeds the amount which should have been paid, the Committee, to the extent possible, shall reduce any benefit then remaining payable to the Participant, spouse or Beneficiary by the excess of the amount paid over the amount which should have been paid, and shall make other reasonable efforts to recover such excess from the Participant, spouse or Beneficiary.

               IN WITNESS WHEREOF, the Company has executed this Plan by and through its authorized agents, on this _____ day of May, 1994, effective as of July 1, 1994.

                                             CAMPBELL TAGGART, INC.


                                             By
                                               Barry H. Beracha
                                               President

          Attest:________________________
                 Laura Reeves
                 Corporate Secretary